Filed Pursuant to Rule 424(b)(3)
Registration No. 333-170298

AMERICAN REALTY CAPITAL TRUST III, INC.

SUPPLEMENT NO. 5, DATED AUGUST 13, 2012,

TO THE PROSPECTUS, DATED APRIL 30, 2012

This prospectus supplement (this “Supplement No. 5”) is part of the prospectus of American Realty Capital Trust III, Inc. (the “Company,” “our,” “us” or “we”), dated April 30, 2012 (the “Prospectus”), as supplemented by Supplement No. 3, dated July 10, 2012 (“Supplement No. 3”), and Supplement No. 4, dated July 19, 2012 (“Supplement No. 4”). This Supplement No. 5 supplements, modifies or supersedes certain information contained in our Prospectus, Supplement No. 3 and Supplement No. 4, and should be read in conjunction with the Prospectus, Supplement No. 3 and Supplement No. 4. This Supplement No. 5 will be delivered with the Prospectus, Supplement No. 3 and Supplement No. 4.

The purpose of this Supplement No. 5 is to, among other things:

•	update the disclosure relating to operating information, including the status of the offering and the shares currently available for sale;

•	update the disclosure relating to our recent real estate investments and financial obligations;

•	clarify disclosure relating to our sponsor;

•	add disclosure relating to and include Appendix C-3 – Special Purpose Subscription Agreement; and

•	include our Quarterly Report on Form 10-Q for the period ended June 30, 2012 as Annex A.

Status of the Offering

We commenced our reasonable best efforts initial public offering, or IPO, of up to 150.0 million shares of common stock on March 31, 2011. As of August 9, 2012, we had issued 121.7 million shares of common stock available in connection with our primary offering and 1.0 million shares of common stock under the distribution reinvestment plan, or DRIP. As of August 9, 2012, there were 122.7 million shares of our common stock outstanding, including restricted stock and shares issued under the DRIP.

On June 6, 2012, we notified our selling group members that the average equity raise of $210 million for the past several months suggests that we will reach our maximum offering and close to new investments in September 2012. Therefore, we will reallocate the remaining 24.0 million shares available under the DRIP to our primary offering, once we sell the 150.0 million share of common stock available in the primary offering. Furthermore, as we have previously communicated and, in line with its best practices, we will close our offering as originally sized and will not raise additional capital through a follow-on offering.

As of July 31, 2012, we had acquired 220 single tenant, freestanding properties which were 100% leased as of such date. As of July 31, 2012, we had total real estate investments, at cost, of $601.7 million. As of June 30, 2012, we had incurred, cumulatively to that date, approximately $112.1 million in selling commissions, dealer manager fees and other organizational and offering costs for the sale of our common stock and approximately $12.3 million for acquisition costs related to our portfolio of properties.

 Shares Currently Available for Sale

As of August 9, 2012, there were 28.3 million shares available for sale in connection with our primary offering, excluding shares available under the DRIP. We had received aggregate gross proceeds of $1,217.4 million consisting of $1,208.1 million from the sale of 121.7 million shares of common stock and $9.3 million from the DRIP.

We plan to file a registration statement on Form S-3 to register an additional 25.0 million shares of common stock for issuance under our DRIP. Cash distributions paid on shares of common stock held by stockholders who are existing participants in the DRIP will be automatically reinvested in additional shares of our common stock registered under the Form S-3.

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PROSPECTUS UPDATES

Investor Suitability Standards

The following disclosure replaces the last paragraph on page iii of the Prospectus in its entirety.

“In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C-1. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Alternatively, except for investors in Alabama, Arkansas, Maryland, Massachusetts or Tennessee, the requisite criteria may be met using the multi-offering subscription agreement in the form attached hereto as Appendix C-2 or the special purpose subscription agreement in the form attached hereto as Appendix C-3, either of which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s). Executed subscription agreements will be maintained in our records for six years.”

Prospectus Summary

The question “How do I subscribe for shares?” on page 19 of the Prospectus is replaced in its entirety by the following disclosure.

“How do I subscribe for shares?

If you choose to purchase shares in this offering and you are not already a stockholder, you will need to complete and sign the subscription agreement in the form attached hereto as Appendix C-1 for a specific number of shares and pay for the shares at the time you subscribe. Alternatively, unless you are an investor in Alabama, Arkansas, Maryland, Massachusetts or Tennessee, you may complete and sign the multi-offering subscription agreement in the form attached hereto as Appendix C-2 or the special purpose subscription agreement in the form attached hereto as Appendix C-3, either of which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s).”

Description of Real Estate Investments

The following disclosure replaces in its entirety the section “Description of Real Estate Investments” beginning on page 120 of the Prospectus.

“DESCRIPTION OF REAL ESTATE INVESTMENTS

We have acquired the following real estate investments through July 31, 2012:

Auto Retail

•	2 Advance Auto Parts stores located in Houston, Texas purchased on September 30, 2011, or Advance Auto I;

•	1 Advance Auto Parts store located in Greenwood, South Carolina purchased on March 9, 2012, or Advance Auto II;

•	1 Advance Auto Parts store located in Auburn, Indiana purchased on March 29, 2012, or Advance Auto III;

•	1 Advance Auto Parts store located in Warren, Ohio purchased on April 12, 2012, or Advance Auto IV;
•	2 Advance Auto Parts store located in Woodbury, New Jersey and Chapin, South Carolina purchased on June 20, 2012, or Advance Auto V;
•	1 Advance Auto Parts store located in Chesterfield, South Carolina purchased on June 27, 2012, or Advance Auto VI; and
•	1 Advance Auto Parts store located in Pasadena, Texas purchased on July 6, 2012, or Advance Auto VII.

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Freight

•	1 FedEx Freight distribution facility located in Butte, Montana purchased on September 27, 2011, or FedEx I;

•	1 FedEx Freight distribution facility located in Belmont, New Hampshire purchased on December 29, 2011, 1 FedEx Freight distribution facility located in Blountville, Tennessee purchased on February 3, 2012 and 1 FedEx Freight distribution facility located in Commerce City, Colorado purchased on March 20, 2012, or FedEx II;

•	2 FedEx Ground distribution facilities located in Greenville, North Carolina and Tulsa, Oklahoma purchased on February 22, 2012, or FedEx III;

•	1 FedEx Ground distribution facility located in Kokomo, Indiana purchased on March 16, 2012, or FedEx IV;

•	1 FedEx Ground distribution facility located in Blauvelt, New York purchased on April 5, 2012, or FedEx V;

•	1 FedEx Freight distribution facility located in Grand Rapids, Michigan and 1 FedEx Ground distribution facility located in Bryan, Texas purchased on June 14, 2012 and June 15, 2012, respectively, or FedEx VI; and
•	1 FedEx Ground distribution facility located in Humboldt, Tennessee purchased on July 11, 2012, or FedEx VII.

Pharmacy

•	1 ground leasehold interest in a Walgreens pharmacy located in Staten Island, New York purchased on October 5, 2011 and 1 Walgreens pharmacy located in Maplewood, New Jersey purchased on November 18, 2011, or Walgreens I;

•	1 Walgreens pharmacy located in Coalinga, California purchased on October 11, 2011, or Walgreens II;

•	1 Walgreens pharmacy located in Stevensville, Michigan purchased on November 28, 2011, or Walgreens III;

•	2 Walgreens pharmacies located in Frankfort, Kentucky and Anderson, South Carolina purchased on February 8, 2012 and 4 Walgreens pharmacies located in Wetumpka, Alabama, Shreveport, Louisiana, Greenwood, Missouri and Bryan, Ohio purchased on February 22, 2012, or Walgreens IV;

•	1 Walgreens pharmacy located in Las Vegas, Nevada purchased on May 30, 2012, or Walgreens V;
•	4 Walgreens pharmacies located in Eaton, Ohio and South Carolina (Easley, Greenville and North Charleston) purchased on June 27, 2012, or Walgreens VI;
•	1 Walgreens pharmacy located in Lincoln Park, Michigan purchased on July 31, 2012, or Walgreens VII;
•	1 Walgreens pharmacy located in Anderson, Indiana purchased on July 31, 2012, or Walgreens VIII; and

•	1 CVS pharmacy located in Franklin, Indiana purchased on March 29, 2012, or CVS I.

Discount Retail

•	11 freestanding Dollar General store properties located in Texas (Roma, Rio Grande City, Progreso and Poteet), Red Level, Alabama, Ohio (Pleasant City, Payne, New Matamoras and Forest), Molino, Florida and Maysville, Missouri purchased on October 31, 2011, or Dollar General I;

•	5 freestanding Dollar General store properties located in Missouri (Licking, King City, Stanberry, Conway and Auxvasse) purchased on November 22, 2011, or Dollar General II;

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•	1 freestanding Dollar General store property located in Tarrant, Alabama purchased on December 12, 2011, or Dollar General III;

•	1 freestanding Dollar General store property located in Monroeville, Indiana purchased on December 22, 2011, 1 freestanding Dollar General store property located in Lake Charles, Louisiana purchased on February 29, 2012 and 1 freestanding Dollar General store property located in West Monroe, Louisiana purchased on March 9, 2012, or Dollar General IV;

•	8 freestanding Dollar General store properties located in Pleasant Hill, Tennessee, Lyford, Texas, Wisconsin (Minong, Solon Springs and Mellen), Tuscaloosa, Alabama, St. Clair, Missouri and Grande Ridge, Florida purchased on December 30, 2011 and 1 freestanding Dollar General store property located in Greenfield, Ohio purchased on February 23, 2012, or Dollar General V;

•	3 freestanding Dollar General store properties located in Mississippi (Edwards, Greenville and Walnut Grove) purchased on December 30, 2011, or Dollar General VI;

•	11 freestanding Dollar General store properties located in Louisiana (Choudrant, Mangham, Mt. Hermon and Richwood), North Carolina (Fayetteville, Ocean Isle Beach and Vass) and Virginia (Chesterfield, Danville, Hopewell and Hot Springs) purchased on February 6, 2012 and 1 freestanding Dollar General store property located in Gardner, Louisiana purchased on March 8, 2012, or Dollar General VII;

•	4 freestanding Dollar General store properties located in Iowa (Hampton and Lake Mills), Marthasville, Missouri and Alto Bonito, Texas purchased on February 1, 2012, or Dollar General VIII;

•	2 freestanding Dollar General store properties located in Missouri (Sikeston and Vienna) purchased on February 24, 2012, or Dollar General IX;

•	1 freestanding Dollar General store property located in Altamont, Illinois purchased on March 9, 2012, or Dollar General X;

•	2 freestanding Dollar General store properties located in Michigan (Cadillac and Carleton) purchased on March 16, 2012 and 2 freestanding Dollar General store properties located in Michigan (Durand and Flint) purchased on May 18, 2012, or Dollar General XI;

•	1 freestanding Dollar General store property located in Oran, Missouri purchased on March 30, 2012, or Dollar General XII;

•	1 freestanding Dollar General store property located in Soso, Mississippi purchased on April 12, 2012, 1 freestanding Dollar General store property located in Moorhead, Mississippi purchased on May 1, 2012 and 1 freestanding Dollar General store property located in Bergman, Arkansas purchased on July 2, 2012, or Dollar General XIII;

•	2 freestanding Dollar General store properties located in Texas (Como and Gordonville) purchased on April 20, 2012, or Dollar General XIV;

•	6 freestanding Dollar General store properties located in Alabama (Chunchula and Moulton), Nancy, Kentucky and Louisiana (New Iberia, Patterson and Zachary) purchased on April 26, 2012, 1 freestanding Dollar General store property located in Burkeville, Virginia purchased on May 8, 2012, 1 freestanding Dollar General store property located in Lucasville, Ohio on May 16, 2012, 3 freestanding Dollar General store properties located in Birmingham, Alabama, Pacific, Missouri, and Loudonville, Ohio purchased on June 6, 2012, 1 freestanding Dollar General store property located in Springfield, Missouri purchased on June 14, 2012, 1 freestanding Dollar General store property located in Melvindale, Michigan purchased on June 26, 2012, 1 freestanding Dollar General store property located in Silsbee, Texas purchased on July 6, 2012, 1 freestanding Dollar General store property located in New Carlisle, Ohio purchased on July 10, 2012 and 1 freestanding Dollar General store property located in Jennings, Missouri purchased on July 13, 2012, or Dollar General XV;

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•	1 freestanding Dollar General store property located in Ozark, Missouri purchased on April 16, 2012, 1 freestanding Dollar General store property located in New Haven, Missouri purchased on April 28, 2012 and 1 freestanding Dollar General store property located in Academy, Texas purchased on April 29, 2012, or Dollar General XVI;

•	1 freestanding Dollar General store property located in Natchez, Mississippi purchased on June 12, 2012, or Dollar General XVII;
•	3 freestanding Dollar General store properties located in Mississippi (Hickory, Stonewall and Stringer) purchased on July 2, 2012, or Dollar General XVIII;
•	3 freestanding Dollar General store properties located in Michigan (Bangor, East Jordan and Gaylord) purchased on July 10, 2012, or Dollar General XIX;
•	1 freestanding Dollar General store property located in McMinnville, Tennessee purchased on July 12, 2012 and 1 freestanding Dollar General store property located in Manchester, Tennessee purchased on July 26, 2012, or Dollar General XX;
•	1 freestanding Dollar General store property located in Rush City, Minnesota purchased on July 25, 2012 and 1 freestanding Dollar General store property located in Laredo, Texas purchased on July 31, 2012, or Dollar General XXI;
•	1 freestanding Dollar General store property located in Keithville, Louisiana purchased on July 26, 2012, or Dollar General XXII;

•	2 freestanding Family Dollar store properties located in Floydada, Texas and Madison, Nebraska purchased on December 30, 2011, 1 freestanding Family Dollar store property located in Stilwell, Oklahoma purchased on January 6, 2012 and 4 freestanding Family Dollar store properties located in North Dakota (Fort Yates, New Town and Rolla) and Martin, South Dakota purchased on January 31, 2012, or Family Dollar I;

•	1 freestanding Family Dollar store property located in Kerens, Texas purchased on February 29, 2012, or Family Dollar II;

•	2 freestanding Family Dollar store properties located in Mississippi (Biloxi and Carriere) purchased on March 30, 2012 and 1 freestanding Family Dollar store property located in Gulfport, Mississippi purchased on May 21, 2012, or Family Dollar III;

•	1 freestanding Family Dollar store property located in Tickfaw, Louisiana purchased on March 30, 2012, 1 freestanding Family Dollar store property located in St. Louis, Missouri purchased on April 2, 2012, 1 freestanding Family Dollar store property located in Chalmette, Louisiana purchased on May 3, 2012, 1 freestanding Family Dollar store property located in D’Iberville, Mississippi purchased on May 21, 2012, 1 freestanding Family Dollar store property located in Caldwell, Texas purchased on May 29, 2012, 1 freestanding Family Dollar store property located in Eagle Lake, Texas purchased on July 6, 2012 and 2 freestanding Family Dollar store properties located in Mississippi (Okolona and Winona) purchased on July 31, 2012, or Family Dollar IV;

•	2 freestanding Family Dollar store properties located in Rangeley, Colorado and Lovelock, Nevada purchased on May 4, 2012, 1 freestanding Family Dollar store property located in Wells, Nevada purchased on May 11, 2012 and 1 freestanding Family Dollar store property located in Hawthorne, Nevada purchased on June 1, 2012, or Family Dollar V; and
•	1 freestanding Family Dollar store located in Tulsa, Oklahoma purchased on July 30, 2012 and 1 freestanding Family Dollar store property located in Mountainair, New Mexico purchased on July 16, 2012, or Family Dollar VI.

Government Services

•	1 Social Security Administration building located in Cocoa, Florida purchased on December 13, 2011, or GSA I;

•	1 U.S. Department of Labor building located in Craig, Colorado purchased on December 30, 2011, or GSA II;

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•	1 USDA Forest Service building located in Grangeville, Idaho purchased on March 5, 2012, or GSA III;

•	1 U.S. Immigrant and Customs Enforcement Agency building located in Stuart, Florida purchased on March 5, 2012, or GSA IV;

•	1 Social Security Administration building located in Fort Worth, Texas purchased on May 9, 2012, or GSA V;

•	1 Drug Enforcement Administration building located in Springfield, Missouri purchased on May 15, 2012, or GSA VI; and
•	1 USDA Forest Service building located in Springerville, Arizona purchased on July 2, 2012, or GSA VII.

Healthcare

•	1 building located in the Express Scripts headquarters campus in St. Louis, Missouri purchased on January 25, 2012, or Express Scripts I;

•	3 Fresenius medical office buildings located in Michigan (Caro and Jackson) and Kings Mills, Ohio purchased on June 5, 2012 and 1 Fresenius medical office building located in Peru, Indiana purchased on June 27, 2012, or Fresenius Medical I;
•	1 Fresenius medical office building located in Aurora, Illinois purchased on July 13, 2012, or Fresenius Medical II; and
•	2 Fresenius medical office buildings located in Illinois (Chicago and Waukegan) purchased on July 31, 2012, or Fresenius Medical III.

Specialty Retail

•	1 freestanding Tractor Supply store located in Upper Freehold, New Jersey purchased on January 27, 2012, or Tractor Supply I;

•	1 freestanding Tractor Supply store located in Negaunee, Michigan purchased on June 12, 2012, or Tractor Supply II; and
•	1 freestanding West Marine retail store located in Deltaville, Virginia purchased on July 31, 2012, or West Marine I.

Supermarkets

•	1 freestanding Shaw’s Supermarket store located in Plymouth, Massachusetts purchased on April 18, 2012, or Shaw’s Supermarkets I.

Consumer Products

•	1 freestanding Rubbermaid distribution facility located in Winfield, Kansas purchased on April 25, 2012, or Rubbermaid I;

•	1 freestanding General Mills facility located in Geneva, Illinois purchased on May 23, 2012, or General Mills I; and
•	2 freestanding Scotts Company distribution warehouse facilities located in Orrville, Ohio purchased on July 30, 2012, or Scotts Company I.

Retail Banking

•	29 freestanding Citizens Bank branches located in East Hampton, Connecticut, Delaware (Wilmington (2 locations)), Illinois (Calumet City, Chicago and Olympia Fields), Massachusetts (Dorchester, Tewksbury and Wilbraham), New Hampshire (Ossipee and Pelham), Marlton, New Jersey, Ohio (Bedford and Parma), Pennsylvania (Carlisle, Grove City (2 locations), Harrisburg, Lancaster, Lititz, Munhall, New Stanton, Philadelphia, Shippensburg, Slovan, State College, Verona, West Grove and York) purchased on April 26, 2012 and 1 freestanding Citizens Bank branch located in Kutztown, Pennsylvania purchased on May 11, 2012, or Citizens Bank I.

Auto Services

•	1 freestanding Tire Kingdom service center located in Dublin, Ohio purchased on April, 30 2012, or Tire Kingdom I; and

•	1 freestanding Big O Tires service center located in Los Lunas, New Mexico purchased on June 1, 2012 and 1 freestanding NTW service center located in Morrow, Georgia purchased on June 5, 2012, or NTW & Big O Tires I.

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Gas/Convenience

•	1 freestanding Circle K gas and convenience store located in Phoenix, Arizona purchased on May 4, 2012, or Circle K I.

Restaurant

•	5 freestanding Bojangles’ restaurants located in North Carolina (Boone, Indian Trail, Morganton and Roanoke Rapids) and Clinton, South Carolina purchased on July 27, 2012 and 3 freestanding Bojangles’ restaurants located in North Carolina (Dobson and Southport) and Winder, Georgia purchased on July 30, 2012, or Bojangles’ I.

Advance Auto Portfolio

Each of the properties are 100% leased to Advance Stores Co., Inc., a wholly owned subsidiary of Advance Auto Parts, Inc. (NYSE: AAP), and all of the leases are guaranteed by Advance Auto Parts, Inc., which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby we are responsible for maintaining the roof and structure of the building and the tenant is required to pay substantially all other operating expenses, in addition to base rent. Unless otherwise noted, we funded the acquisition of the properties with proceeds from the sale of our common stock. We obtained financing on certain properties post-closing as described in “Financial Obligations” below and may seek to obtain financing on other properties post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Advance Auto Parts, Inc. operates as a retailer of automotive aftermarket parts, accessories, batteries, and maintenance items. The company’s operations are divided into two segments: Advance Auto Parts (AAP) and Autopart International (AI). The AAP segment operates stores which primarily offer auto parts, including, among other items, alternators, batteries, chassis parts, clutches, engines and engine parts, radiators, starters and transmissions.

The following table provides, for each of the properties, information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
Advance Auto I	2	Oakley Investments, LLC and Coit Properties, LLC	$3.1 million	8.0%	9.8	None	None	13,471	$0.3 million/ $18.71

Advance Auto II	1	Torrey Realty Holdings, Inc. (90.0%) and G. Andrew Graham III Trust (10.0%)	$1.0 million	8.2%	9.8	None	Two 5-year options	8,075	$0.1 million/ $9.91
Advance Auto III	1	Lamp Lite Investments, LLC	$1.9 million	8.1%	10.0	One-time 5% escalation in Year 11	Three 5-year options	7,000	$0.2 million/ $21.86
Advance Auto IV	1	Various	$1.0 million	8.3%	9.7	None	Two 5-year options	7,000	$0.1 million/ $11.29
Advance Auto V	2	Various	$4.0 million	7.8%	10.4	None	Three 5-year options	14,000	$0.3 million/ $22.14

Advance Auto VI	1	Leo Branton, Jr. and Geraldine Branton Revocable Trust	$1.0 million	8.1%	10.9	None	Three 5-year options	5,000	$0.1 million/ $16.20
Advance Auto VII	1	Philip M. Nachman, L.C.	$1.7 million	8.0%	10.7	None	Three 5-year options	6,759	$0.1 million/ $20.42

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

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FedEx Portfolio

Each of the FedEx distribution facilities are 100% leased to FedEx Freight, Inc. or FedEx Ground Package System, Inc., each a wholly owned subsidiary of FedEx Corp. (NYSE: FDX). All of the leases to FedEx Freight, Inc. and the lease to FedEx Ground Package System, Inc. in Blauvelt, New York are guaranteed by FedEx Corp., which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby we are responsible for maintaining the roof and structure of the building and the tenant is required to pay substantially all other operating expenses, in addition to base rent. Unless otherwise noted, we funded the acquisition of the properties with proceeds from the sale of our common stock. We obtained financing on certain properties post-closing and may seek to obtain financing on the other properties post-closing. However, there is no assurance that we will be able to obtain financing on terms we believe are favorable, or at all.

FedEx Freight, a wholly owned subsidiary of FedEx Corp., specializes in less-than-truckload transportation services throughout the United States, Canada, Mexico, Puerto Rico, Central and South America, the Caribbean, Europe, and Asia.

FedEx Ground, a wholly owned subsidiary of FedEx Corp., is North America’s second largest provider of small-package ground delivery service.

The following table provides information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
FedEx I	1	William Charles, Ltd.	$8.9 million	7.8%	14.9	None	Two 5-year options	45,832	$0.7 million/ $15.21
FedEx II	3	Setzer Properties, LLC	$45.8 million	7.4%	11.2	None	Two 5-year options	221,837	$3.4 million/ $15.37
FedEx III	2	The Westmoreland Company, Inc.	$18.4 million	7.8%	9.6	None	Two 5-year options	227,962	$1.4 million/ $6.28
FedEx IV	1	Scannell Properties #120, LLC	$4.2 million	7.9%	9.9	None	Two 5-year options	63,092	$0.3 million/ $5.25
FedEx V	1	SunCap Orangetown, LLC	$46.5 million	7.9%	14.8	Escalation of 5% at Year 6 and 11 of lease term	Two 5-year options	142,139	$3.7 million/ $25.81

FedEx VI	2	Setzer Properties, LLC	$15.3 million	7.4%	12.6	None	Two 5-year options	119,803	$1.1 million/ $9.52
FedEx VII	1	Bowmar, LLC	$5.3 million	7.8%	10.1	None	Two 5-year options	74,707	$0.4 million/ $5.56

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

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Set forth below are summary financial statements of the parent guarantor to the lessees of the FedEx Freight distribution facilities and the Blauvelt, New York FedEx Ground distribution facility described above. FedEx Corp. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding FedEx Corp. are taken from such filings:

	Year Ended
(Amounts in Millions)	May 31, 2012 (Audited)	May 31, 2011 (Audited)	May 31, 2010 (Audited)
Consolidated Statements of Income
Revenues	$42,680	$39,304	$34,734
Operating income	3,186	2,378	1,198
Net income	2,032	1,452	1,184

(Amounts in Millions)	May 31, 2012 (Audited)	May 31, 2011 (Audited)	May 31, 2010 (Audited)
Consolidated Balance Sheets
Total assets	$29,903	$27,385	$24,902
Long-term debt	1,250	1,667	1,668
Total common stockholders’ investment	14,727	15,220	13,811

Walgreens Portfolio

Each of the properties are 100% leased to Walgreen Co. (NYSE: WAG) or a subsidiary of Walgreen Co., in which case such leases are guaranteed by Walgreen Co., which carries an investment grade credit rating as determined by major credit rating agencies. The tenant leases are net whereby the tenant is to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The ground leases are net whereby we, as the ground lessee, are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. Unless otherwise noted, we funded the acquisition of the properties with proceeds from the sale of our common stock. We obtained financing on certain properties post-closing as described in “Financial Obligations” below and may seek to obtain additional financing on other properties post-closing. However, there is no assurance that we will be able to obtain financing on terms we believe are favorable, or at all.

The following table provides, for each of the properties, information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and revenue options, rentable square footage and annualized rental income.

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Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
Walgreens I	2	Various	$12.8 million	7.0%	23.8	None	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	23,527	$0.9 million/ $38.04
Walgreens II	1	Interra (Coalinga), LLC	$4.6 million	7.1%	21.7	None	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	14,820	$0.3 million/ $22.06
Walgreens III	1	Preferred – Stevensville, LLC	$4.9 million	7.4%	20.9	None	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	14,820	$0.4 million/ $24.63
Walgreens IV	6	Various	$28.0 million	7.0%	19.4	None	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	87,659	$2.0 million/ $22.35
Walgreens V	1	Durango Diamond Trails, LLC	$8.7 million	7.2%	22.1	Escalation of 10% at Year 11 of the lease term	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	14,736	$0.6 million/ $42.41
Walgreens VI	4	Various	$20.9 million	6.6%	20.3	None	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	58,410	$1.4 million/ $23.61
Walgreens VII	1	MGH ACQ, LLC	$7.8 million	6.8%	20.3	None	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	14,820	$0.5 million/ $36.03
Walgreens VIII	1	Anchor Indiana III, LLC	$4.5 million	7.0%	14.4	None	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	14,490	$0.3 million/ $21.88

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

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Set forth below are summary financial statements of the parent guarantor to the lessees of the Walgreens stores described above. Walgreen Co. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Walgreen Co. are taken from such filings:

	Nine Months Ended May 31, 2012 (Unaudited)	Year Ended
(Amounts in Millions)		August 31, 2011 (Audited)	August 31, 2010 (Audited)	August 31, 2009 (Audited)
Consolidated Condensed Statements of Net Earnings
Net sales	$54,560	$72,184	$67,420	$63,335
Operating income	2,878	4,365	3,458	3,247
Net earnings	1,774	2,714	2,091	2,006

(Amounts in Millions)	May 31, 2012 (Unaudited)	August 31, 2011 (Audited)	August 31, 2010 (Audited)	August 31, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$27,199	27,454	$26,275	$25,142
Long-term debt	2,387	2,396	2,389	2,336
Total liabilities	12,159	12,607	11,875	10,766
Total stockholders’ equity	15,040	14,847	14,400	14,376

11

CVS Caremark Portfolio

The property is 100% leased to CVS Caremark Corporation (NYSE: CVS) and the lease is guaranteed by CVS Caremark Corp., which carries an investment grade credit rating as determined by major credit rating agencies. The lease is net whereby we, as the landlord, will be responsible for maintaining the roof and structure of the building and the tenant is required to pay substantially all other operating expenses, in addition to base rent.

We make seek to obtain financing on this property post-closing. However, there is no assurance that we will be able to obtain financing on terms we believe are favorable, or at all.

The following table provides information relating to the seller, purchase price, capitalization rate, amount of lease term at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
CVS I	1	Victoria Land Partners, LP	$3.4 million	7.6%	7.9	6% fixed annual escalations commencing in the 16th year of the lease term	Four 5-year options	10,125	$0.3 million/ $25.78

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Dollar General Portfolio

Each of the properties are 100% leased to a wholly owned subsidiary of Dollar General Corp. (NYSE: DG), and all of the leases are guaranteed by Dollar General Corp., which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the tenant is to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. Unless otherwise noted, we funded the acquisition of the properties with proceeds from the sale of its common stock. We obtained financing on certain properties post-closing as described in “Financial Obligations” below and may seek to obtain financing on other properties post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Dollar General Corp. is the largest small-box discount retailer in the United States. Dollar General Corp.’s stores offer convenience and value to customers, by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, house wares and seasonal items at everyday low prices.

The following table provides, for each of the properties, information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

12

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
Dollar General I	11	Various	$12.5 million	8.2%	13.8	3% fixed annual escalations commencing in the 11th year of the lease term(2)	Four 5-year options	109,349	$1.0 million/ $9.36
Dollar General II	5	Overland Properties, LLC	$4.5 million	8.4%	14.1	3% fixed annual escalations commencing in the 11th year of the lease term	Five 5-year options	45,156	$0.4 million/ $8.42
Dollar General III	1	Tarrant GD, LLC	$1.3 million	8.2%	15.0	3% fixed annual escalations commencing in the 11th year of the lease term	Four 5-year options	10,714	$0.1 million/ $10.08
Dollar General IV	3	Various	$3.3 million	8.2%	14.9	3% fixed annual escalations commencing in the 11th year of the lease term	Four 5-year options	27,063	$0.3 million/ $10.05
Dollar General V	9	Various	$9.1 million	8.3%	14.3	3% fixed annual escalations commencing in the 11th year of the lease term(2)	Four 5-year options	85,366	$0.8 million/ $8.86
Dollar General VI	3	DG Walnut Grove, LLC	$2.7 million	8.6%	14.9	3% fixed annual escalations commencing in the 11th year of the lease term	Five 5-year options	27,439	$0.2 million/ $8.42

13

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot

Dollar General VII	12	Various	$12.9 million	8.3%	14.5	3% fixed annual escalations commencing in the 11th year of the lease term(2)	Three to Five 5-year options	109,750	$1.1 million/ $9.79
Dollar General VIII	4	RSBR Investments, LLC	$4.0 million	8.3%	15.0	3% fixed annual escalations commencing in the 11th year of the lease term	Three to Five 5-year options	37,870	$0.3 million/ $8.85
Dollar General IX	2	RSBR Investments, LLC	$2.2 million	8.3%	14.6	3% fixed annual escalations commencing in the 11th year of the lease term	Four to Five 5-year options	19,592	$0.2 million/ $9.49
Dollar General X	1	DG Partners, LLC	$1.3 million	8.5%	15.1	3% fixed annual escalations commencing in the 11th year of the lease term	Four 5-year options	10,640	$0.1 million/ $9.96
Dollar General XI	4	Midwest DG Properties, LLC	$4.2 million	8.3%	14.8	3% fixed annual escalations commencing in the 11th year of the lease term	Five 5-year options	36,154	$0.4 million/ $9.68
Dollar General XII	1	RSBR Investments, LLC	$1.0 million	8.3%	15.0	3% fixed annual escalations commencing in the 11th year of the lease term	Four 5-year options	10,566	$0.1 million/ $7.76
Dollar General XIII	3	Various	$2.6 million	8.4%	14.0	3% fixed annual escalations commencing in the 11th year of the lease term	Four to Five 5-year options	27,484	$0.2 million/ $8.04
Dollar General XIV	2	HP Investments, LLC	$1.8 million	8.8%	15.0	None	Three to Five 5-year options	18,052	$0.2 million/ $8.81
Dollar General XV	16	Various	$20.6 million	8.2%	14.8	3% fixed annual escalations commencing in the 11th year of the lease term	Four to Five 5-year options	161,601	$1.7 million/ $10.40
Dollar General XVI	3	Various	$3.1 million	8.3%	15.0	3% fixed annual escalations commencing in the 11th year of the lease term	Three to Five 5-year options	27,226	$0.3 million/ $9.55
Dollar General XVII	1	DG Natchez, LLC	$1.0 million	8.6%	15.0	3% fixed annual escalations commencing in the 11th year of the lease term	Five 5-year options	9,234	$0.1 million/ $9.10

14

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
Dollar General XVIII	3	Various	$2.7 million	8.2%	14.0	3% fixed annual escalations commencing in the 11th year of the lease term	Four to Five 5-year options	27,530	$0.2 million/ $8.06
Dollar General XIX	3	Midwest DG Properties, LLC	$3.0 million	8.5%	14.9	3% fixed annual escalations commencing in the 11th year of the lease term	Five 5-year options	27,078	$0.3 million/ $9.49
Dollar General XX	2	Montgomery G. Turner, Sr.	$1.8 million	8.4%	15.0	3% fixed annual escalations commencing in the 11th year of the lease term	Three 5-year options	18,255	$0.2 million/ $8.38
Dollar General XXI	2	RSBR Investments, LLC	$2.2 million	8.3%	15.0	3% fixed annual escalations commencing in the 11th year of the lease term (one property)	Three to Five 5-year options	18,052	$0.2 million/ $10.03
Dollar General XXII	1	HP Investments, LLC	$1.0 million	8.3%	15.0	None	Three 5-year options	9,014	$0.1 million/ $8.99

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

(2)	Two leases do not contain rental escalations.

Set forth below are summary financial statements of the parent guarantor to the lessees of the Dollar General stores described above. Dollar General Corp. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Dollar General Corp. are taken from such filings:

	For the 13 Weeks Ended May 4, 2012 (Unaudited)	February 3, 2012 (Audited)	Fiscal Year Ended
(Amounts in Thousands)			January 28, 2011 (Audited)	January 29, 2010 (Audited)
Consolidated Condensed Statements of Income
Net sales	$3,901,205	$14,807,188	$13,035,000	$11,796,380
Operating profit	384,324	1,490,804	1,274,065	953,258
Net income	213,415	766,685	627,857	339,442

(Amounts in Thousands)	May 4, 2012 (Unaudited)	February 3, 2012 (Audited)	January 28, 2011 (Audited)	January 29, 2010 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$9,770,208	$9,688,520	$9,546,222	$8,863,519
Long-term obligations	2,880,920	2,617,891	3,287,070	3,399,715
Total liabilities	5,178,776	5,020,025	5,491,743	5,473,221
Total shareholders’ equity	4,591,432	4,668,495	4,054,479	3,390,298

15

Family Dollar Portfolio

Each of the properties are 100% leased to a wholly owned subsidiary of Family Dollar, Inc. (NYSE: FDO), and all of the leases are guaranteed by Family Dollar, Inc., which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the tenant is to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. Unless otherwise noted, we funded the acquisition of the properties with proceeds from the sale of our common stock. We obtained financing on certain properties post-closing as described in “Financial Obligations” below and may seek to obtain financing on other properties post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Family Dollar Stores, Inc. is a regional chain of variety stores in the United States that opened its first location in 1959. The company currently operates a chain of general merchandise retail discount stores, providing consumers with a selection of low-priced merchandise in neighborhood stores.

The following table provides, for each of the properties, information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
Family Dollar I	7	Various	$6.9 million	9.1%	8.9	None	Five to Six 5-year options	59,960	$0.6 million/ $10.44
Family Dollar II	1	Woodstock Investments, LLC	$0.9 million	9.2%	9.9	None	Six 5-year options	8,000	$0.1 million/ $9.88
Family Dollar III	3	Executive Holdings, LLC	$2.9 million	9.0%	10.5	None	Six 5-year options	24,640	$0.3 million/ $10.71
Family Dollar IV	8	Various	$7.5 million	9.0%	9.5	None	Four to Six 5-year options	66,398	$0.7 million/ $10.17
Family Dollar V	4	Various	$3.9 million	9.1%	9.4	None	Five 5-year options	32,306	$0.4 million/ $11.08

Family Dollar VI	2	Various	$2.3 million	9.1%	9.2	None	Five 5-year options	16,000	$0.2 million/ $12.69

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

16

Government Services Portfolio

Each of the properties are 100% leased to the United States, which carries an investment grade credit rating as determined by major credit rating agencies. The leases are modified gross leases, whereby the tenant is required to pay a proportionate share of certain other costs associated with the property, such as property taxes, utilities, insurance and maintenance, in addition to base rent. Unless otherwise noted, we funded the acquisition of the properties with proceeds from the sale of our common stock. We obtained financing on certain properties post-closing as described in “Financial Obligations” below and may seek to obtain financing on other properties post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

The following table provides information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
GSA I	1	Hoover Property Management #1, LLC	$2.0 million	8.4%	8.2	None	None	6,255	$0.1 million/ $26.54

GSA II	1	415 Green St, Inc.	$1.6 million	8.6%	8.9	None	One 5-year option; lease term is 15 years; however, tenant has option to terminate after 10 years	4,328	$0.1 million/ $31.19
GSA III	1	Grangeville Investments, LLC	$7.3 million	8.0%	10.7	None	One 5-year option	35,311	$0.6 million/ $16.47
GSA IV	1	Hoover Property Stuart, LLC	$4.9 million	8.3%	9.0	None	None	18,712	$0.4 million/ $21.43

GSA V	1	Various	$5.5 million	8.0%	8.7	None	Lease term is 15 years; however, tenant has the option to terminate after 10 years	15,915	$0.4 million/ $27.77
GSA VI	1	Karchmer, Inc.	$3.1 million	8.2%	9.5	10.66% fixed escalation commencing in Year 6 of the lease term	Lease term is 15 years; however, tenant has the option to terminate after 10 years	12,187	$0.3 million/ $21.09
GSA VII	1	1403 East 2nd Ave., LLC	$3.5 million	7.4%	14.1	None	None	21,000	$0.3 million/ $12.43

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

17

Express Scripts

The property is 100% leased to Express Scripts, Inc. (NASDAQ: ESRX), which has an investment grade credit rating as determined by major credit rating agencies. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. Unless otherwise noted, we funded the acquisition of the property with proceeds from the sale of our common stock. We obtained financing on certain properties post-closing as described in “Financial Obligations” below and may seek to obtain financing on other properties post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

The following table provides information relating to the seller, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
Express Scripts I	1	4400 N. Hanley, LLC	$42.6 million	7.8%	10	Annual rental escalations of 1%	Two 5-year options	234,600	$3.2 million/ $13.64

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Fresenius Medical Care

The properties are 100% leased to Fresenius Medical Care, a wholly-owned subsidiary of Fresenius Medical Care AG & Co. (NYSE: FMS). The leases are guaranteed by Fresenius Medical Care Holdings, Inc., a wholly-owned subsidiary of Fresenius Medical Care AG& Co. The leases are net whereby we, as landlord, will be responsible for maintaining the roof and structure of the building, and the tenant is required to pay substantially all other operating expenses, in addition to base rent. Unless otherwise noted, we funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing post-closing. However, there is no assurance that we will be able to obtain financing on terms we believe are favorable, or at all.

The following table provides information relating to the seller(s), purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
Fresenius Medical I	4	Various	$7.9 million	9.0%	10.9	Rental escalations of 10% every five years; and, 0.8% in Year 2 and 1% in Years 3-15 (1 property)	Three 5-year options; 1 10-year option and 1 5-year option (1 property)	27,307	$0.7 million/ $26.11
Fresenius Medical II	1	Elias Taplin, LLC	$3.2 million	8.2%	11.9	Rental escalations of 0.8% in each year from years 1-10; 1.0% annual increases from years 11-15	Three 5-year options	9,304	$0.3 million/ $28.48
Fresenius Medical III	2	Various	$4.8 million	8.4%	11.3	5.5% in Year 6 and 5.8% in Year 11 (1 property); and 10% in Years 6 and 11 (1 property)	Three 5-year options	14,792	$0.4 million/ $27.38

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

18

Tractor Supply

The properties are 100% leased to Tractor Supply Company (NASDAQ: TSCO). The leases are net whereby we, as landlord, will be responsible for maintaining the roof and structure of the building and the tenant is required to pay substantially all other operating expenses, in addition to base rent. Unless otherwise noted, we funded the acquisition of the properties with proceeds from the sale of our common stock. We obtained financing on certain properties post-closing as described in “Financial Obligations” below and may seek to obtain financing on other properties post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

The following table provides information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
Tractor Supply I	1	TKC CXXXI, LLC	$5.3 million	8.3%	14.3	Rental escalations of 10% every five years	Four 5-year options	19,097	$0.4 million/ $23.16
Tractor Supply II	1	Canal Crossings, LLC	$2.8 million	8.5%	12.8	Rental escalations of 10% every five years	Four 5-year options	15,097	$0.2 million/ $15.76

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

19

West Marine

The property is 100% leased to West Marine Products, Inc, a wholly owned subsidiary of West Marine, Inc. The lease is net whereby we are responsible for maintaining the roof and structure of the building and the tenant is required to pay substantially all other operating expenses, in addition to base rent. Unless otherwise noted, we funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on the properties post-closing. However, there is no assurance that we will be able to obtain financing on terms we believe are favorable, or at all.

West Marine, the largest specialty retailer of boating supplies and accessories, has 319 company-operated stores located in 38 states, Puerto Rico, Canada and three franchised stores in Turkey.

The following table provides information relating to the seller, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
West Marine I	1	Deltaville VA (16723 General Puller) LLC	$3.2 million	8.6%	9.9	10% at Year 6	Two 5-year options	15,404	$0.3 million/ $17.98

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Shaw’s Supermarkets

The property is 100% leased to Shaw’s Supermarkets, Inc. which is a wholly owned subsidiary of Supervalu, Inc. (NYSE: SVU), and the lease is guaranteed by New Albertson’s, Inc., a wholly owned subsidiary of Supervalu, Inc. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. Unless otherwise noted, the Company funded the acquisition of the property with proceeds from the sale of its common stock. The Company may seek to obtain financing on the properties post-closing. However, there is no assurance that it will be able to obtain financing on terms it believes are favorable, or at all.

The following table provides information relating to the seller, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
Shaw’s Supermarket I	1	AG-WP Plymouth, LLC	$5.8 million	8.9%	8.9	Rental escalation of 4.6% commencing Year 16 of the lease term	Five 5-year options	59,766	$0.5 million/ $8.58

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

20

Rubbermaid

The property is 100% leased to Rubbermaid, Inc., a wholly owned subsidiary of Newell Rubbermaid, Inc. (NYSE: NWL), and the lease is guaranteed by Newell Rubbermaid, Inc. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. Unless otherwise noted, we funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on the properties post-closing. However, there is no assurance that we will be able to obtain financing on terms we believe are favorable, or at all.

The following table provides information relating to the seller, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
Rubbermaid I	1	Insite Winfield, LLC	$23.1 million	7.7%	10.7	Rental escalations of 10% in 2015 and 2020	Two 5-year options	660,820	$1.8 million/ $2.70

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

General Mills

The property is 100% leased to General Mills Operations, LLC, a wholly owned subsidiary of General Mills, Inc. (NYSE: GIS), and the lease is guaranteed by General Mills, Inc., which carries an investment grade credit rating as determined by major credit rating agencies. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. Unless otherwise noted, we funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on the properties post-closing. However, there is no assurance that we will be able to obtain financing on terms we believe are favorable, or at all.

The following table provides information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
General Mills I	1	Geneva Realty, LLC	$33.1 million	7.7%	11.4	Annual rental escalations of 10% commencing 2018	Three 5-year options	359,499	$2.6 million/ $7.12

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

21

Scotts Company

The properties are 100% leased to The Scotts Company LLC, a wholly owned subsidiary of The Scotts Miracle-Gro Company (NYSE: SMG). The leases are net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. Unless otherwise noted, we funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing on the properties post-closing. However, there is no assurance that we will be able to obtain financing on terms we believe are favorable, or at all.

The following table provides information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
Scotts Company I	2	Insite Orrville (Crown), L.L.C and Insite Orrville, L.L.C.	$15.9 million	7.9%	10.4	10% at Year 6	Two 5-year options	459,565	$1.3 million/ $2.74

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Citizens Bank

Each of the properties in Pennsylvania is leased to Citizens Bank of Pennsylvania and all the other properties are leased to wholly owned subsidiaries of RBS Citizens, N.A., both of which are wholly owned subsidiaries of Royal Bank of Scotland Group, plc (NYSE: RBS), which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. Unless otherwise noted, we funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing on the properties post-closing. However, there is no assurance that we will be able to obtain financing on terms we believe are favorable, or at all.

The following table provides information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

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Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/Per Square Foot
Citizens Bank I	30	Inland American CFG Portfolio, LLC	$27.4 million	7.5%	10.2	1% fixed annual escalations in Year 2 through 15 of the lease term	Four 5-year options	83,642	$2.1 million/ $24.64

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Tire Kingdom

The property is 100% leased to Tire Kingdom, a wholly owned subsidiary of TBC Corporation, which is a wholly owned subsidiary of Sumitomo Corporation of America, which carries an investment grade credit rating as determined by major credit rating agencies. TBC Corporation guarantees the lease. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. Unless otherwise noted, we funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on the properties post-closing. However, there is no assurance that we will be able to obtain financing on terms we believe are favorable, or at all.

The following table provides information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

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Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
Tire Kingdom I	1	W Realty Co. Ltd.	$1.7 million	9.2%	11.3	Rental escalations of 10% at Year 11 and 16 of lease term	Three 5-year options	6,656	$0.2 million/ $23.29

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

NTW & Big O Tires

The properties are 100% leased to NTW, Inc. and Big O Development, Inc. and guaranteed by TBC Corporation, which is a wholly owned subsidiary of Sumitomo Corporation of America, which carries an investment grade rating as determined by major credit rating agencies. The leases are net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. Unless otherwise noted, we funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on the properties post-closing. However, there is no assurance that we will be able to obtain financing on terms we believe are favorable, or at all.

The following table provides information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
NTW & Big O Tires I	2	Various	$4.0 million	7.8%	11.6	Rental escalations in Years 6 and 11 of lease term based on CPI capped at 10%; Rental escalations in Years 6, 11 and 16 of lease term based on the lesser of two times CPI or 10%(2)	Two and Four 5-year options	17,159	$0.3 million/ $18.18

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

(2)	Consumer price index, or CPI

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Circle K

The property is 100% leased to Circle K Stores, Inc., which is a wholly owned subsidiary of Alimentation Couche-Tard, Inc. and the lease is guaranteed by Alimentation Couche-Tard, Inc., which carries an investment grade credit rating as determined by a major credit rating agency. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. Unless otherwise noted, we funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on the property post-closing. However, there is no assurance that we will be able to obtain financing on terms we believe are favorable, or at all.

The following table provides information relating to the seller, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
Circle K I	1	Sunset Enterprise Trust	$1.9 million	7.7%	12.0	Rental escalations of 5% at Years 6, 11 and 16 of the lease term	One 3-year option, four 5-year options and two 10-year options	2,680	$0.1 million/ $54.85

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Bojangles’

The properties are 100% leased to Bojangles’ Restaurants, Inc. The leases are net whereby the tenants are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. Unless otherwise noted, we funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing on the properties post-closing. However, there is no assurance that we will be able to obtain financing on terms we believe are favorable, or at all.

The following table provides information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
Bojangles’ I	8	Various	$13.9 million	8.1%	13.1	1.5% per year; 1.5% per year commencing in Year 6 (1 property); and 1.8% per year (1 property)	Three to Five 5-year options	29,371	$1.1 million/ $38.06

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

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Financial Obligations

Bank of Texas Loan

In November 2011, we, through our indirect wholly owned subsidiaries, entered into a mortgage loan in an amount equal to $5.1 million with BOKF, NA, or Bank of Texas, to provide post-acquisition financing for The FedEx I property. The loan has a 5-year term. The loan requires monthly interest payments with the principal balance due on the maturity date in October 2016.

The loan bears interest at a floating rate, but, through an interest rate swap that we entered into with the Bank of Texas, pursuant to the terms of the loan, the loan bears interest at a per annum fixed rate of 3.75%.

The loan may be prepaid, from time to time and at any time, in whole or in part, without the payment of any premium or fee. The loan is guaranteed by our operating partnership, American Realty Capital Operating Partnership III, L.P.

Citigroup Loan

In January 2012, we, through our indirect wholly owned subsidiaries, entered into mortgage loans in an amount equal to $15.1 million in connection with the first tranche of a $54.3 million two-tranche mortgage loan agreement with Citigroup Global Markets Realty Corp. to provide the post-acquisition financing for 48 properties previously acquired. This first tranche provided the post-acquisition financing for 17 of the previously acquired properties.

In April 2012, we, through our indirect wholly owned subsidiaries, entered into mortgage loans in an amount equal to $39.2 million in connection with the second tranche of the $54.3 million two-tranche mortgage loan agreement with Citigroup Global Markets Realty Corp. to provide the post-acquisition funding for 48 properties previously acquired. This second tranche provided the post-acquisition financing for 31 of the previously acquired properties.

The loan has a 10-year term. The loan requires monthly interest payments with the principal balance under all mortgage loans due on the maturity date in May 2022. Each tranche of the loan bears interest at a per annum fixed rate of 6.048%. The mortgages for each of the properties are cross-collateralized with one another and in the event that we default on one of the mortgages, the lender may look to the other properties as collateral.

The loan may be prepaid beginning three months prior to the maturity date of the loan, in whole or in part, and, in connection with a partial prepayment, a premium equal to the greater of (a) 1.0% of the amount prepaid and (b) an amount equal to (A) the present value of the scheduled monthly payments of principal and interest from the date of such prepayment to the maturity date multiplied by (B) a fraction equal to the amount prepaid divided by the outstanding principal balance. The loan is guaranteed by our operating partnership, American Realty Capital Operating Partnership III, L.P.

Wells Fargo Loans

Four Property Loan

In January 2012, we, through our indirect wholly owned subsidiaries, entered into mortgage loans in an amount equal to $24.4 million in connection with the first tranche of a two-tranche $48.5 million term loan with Wells Fargo Bank, National Association, or Wells Fargo, to provide post-acquisition financing for the Express Scripts I property and one of the distribution facilities in the FedEx II property.

In April 2012, we, through our indirect wholly owned subsidiaries, entered into mortgage loans in an amount equal to $24.1 million in connection with the second tranche of the $48.5 million term loan with Wells Fargo to provide post-acquisition financing for the remaining distribution facilities in the FedEx II property.

The loan is evidenced by a promissory note secured by a mortgage on each of the properties and has a five-year term. The loan bears interest at a per annum rate of 3.75% that is fixed through the use of interest rate hedging instruments. The loan requires monthly interest-only payments with the principal balance due on the maturity date in February 2017.

After the last day of the interest accrual period following the 36th month of the term of the loan, the loan may be prepaid from time to time and at any time, in whole or in part, subject to a premium equal to 0.25% of the outstanding principal balance of the loan or, in connection with a partial prepayment of the loan, the principal amount of the loan being prepaid. Upon payment on the maturity date, we are also required to pay an exit fee equal to 0.25% of the outstanding principal balance upon final payment of the loan. The loan is guaranteed by our operating partnership, American Realty Capital Operating Partnership III, L.P.

22 Property Loan

In February 2012, we, through our indirect wholly owned subsidiaries, entered into mortgage loans in an amount equal to $36.6 million in connection with the first tranche of a two-tranche $41.4 million term loan with Wells Fargo to provide post-acquisition financing for 22 properties previously acquired.

The loan will be funded in two tranches. The loan has a 5-year term. The loan requires monthly interest payments with the principal balance under all mortgage loans due on the maturity date in March 2017. Each tranche of the loan bears interest at a floating rate, but, through an interest rate swap that we entered into with Wells Fargo, pursuant to the terms of the loan, the loan bears interest at a per annum fixed rate of 3.755%. The mortgages for each of the properties are cross-collateralized with one another and in the event that we default on one of the mortgages, the lender may look to the other properties as collateral. The loan may be prepaid, beginning 36 months after the closing of the loan, from time to time and at any time, in whole or in part, with the payment of an exit fee equal to 0.25% of the outstanding loan amount. The loan is guaranteed by our operating partnership, American Realty Capital Operating Partnership III, L.P.

Revolving Credit Facility With RBS

In July 2012, we, through our operating partnership, entered into a senior revolving credit facility in the amount of $100.0 million with RBS Citizens, N.A., or RBS. The credit facility contains an “accordion” feature to allow the Company, under certain circumstances, to increase the aggregate commitments under the credit facility to a maximum of $250.0 million.

The credit facility is a revolving line of credit which has a term of 36 months, subject to the Company’s right to a 12-month extension. We will have the option, based upon our corporate leverage, to have loans taken out under the credit facility priced at either: (a) LIBOR, plus an applicable margin that ranges from 2.10% to 3.50%; or (b) the Base Rate, as defined in the credit facility, plus an applicable margin that ranges from 2.50% to 3.00%.

The credit facility provides for monthly interest payments for Base Rate loans. For all other loans, interest payments will be made at the end of an applicable interest period, designated at the time the loan is made. If we do not use a certain percentage of the proceeds from the credit facility, we will be required to pay an unused fee. All principal outstanding on our borrowings under the credit facility will be due on the maturity date in July 2015. Borrowings under the credit facility may be prepaid from time to time and at any time, in whole or in part, without premium or penalty, subject to reimbursement of certain costs and expenses. In the event of a default, each lender has the right to terminate its obligations under the credit facility, and to accelerate the payment on any unpaid principal amount of all outstanding loans. We have guaranteed the obligations under the credit facility.

Potential Property Investments

The acquisition of each property is subject to a number of conditions. A significant condition to acquiring any one of these potential acquisitions is our ability to raise sufficient proceeds in this offering to pay all or a portion of the purchase price. An additional condition to acquiring these properties will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.

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Our evaluation of a property as a potential acquisition, including the appropriate purchase price, will include our consideration of a property condition report, tenant rental income, unit-level store performance, property location, visibility and access, age of the property, physical condition and curb appeal, neighboring property uses, local market conditions, including vacancy rates, area demographics, including trade area population and average household income, neighborhood growth patterns and economic conditions, and the presence of demand generators.

We will decide whether to acquire properties generally based upon:

•	satisfaction of the conditions to the acquisitions contained in the respective contracts;

•	no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make these acquisitions; and

•	our receipt of satisfactory due diligence information including appraisals, environmental reports and tenant lease information.

Our advisor will identify properties as potential suitable investments for us. The acquisition of any such properties is subject to a number of conditions. A significant condition to acquiring the potential acquisition is our ability to raise sufficient proceeds in this offering to pay all or a portion of the purchase price.”

Plan of Distribution

The first paragraph under the section “Subscription Process” on page 219 of the Prospectus is replaced in its entirety by the following disclosure.

“To purchase shares in this offering, you must complete and sign the subscription agreement in the form attached hereto as Appendix C-1. You should pay for your shares by delivering a check for the full purchase price of the shares, payable to the applicable entity specified in the subscription agreement. Alternatively, unless you are an investor in Alabama, Arkansas, Maryland, Massachusetts or Tennessee, you may complete and sign the multi-offering subscription agreement in the form attached hereto as Appendix C-2 or the special purpose subscription agreement in the form attached hereto as Appendix C-3, either of which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s). You should pay for any shares of any other offering(s) as set forth in the multi-offering subscription agreement. You should be aware that, by using the special purpose subscription agreement, any investment which cannot be accepted in us will be invested in American Realty Capital Trust IV, Inc. You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.”

How to Subscribe

The second bullet under the section “How to Subscribe” on page 221 of the Prospectus is replaced in its entirety by the following disclosure.

“•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as Appendix C-1. Alternatively, unless you are an investor in Alabama, Arkansas, Maryland, Massachusetts or Tennessee, you may wish to complete the execution copy of the multi-offering subscription agreement or the special purpose subscription agreement, either of which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that you have received the relevant prospectus(es) and meet the requisite criteria and suitability standards for any such other product(s). Specimen copies of the multi-offering subscription agreement and special purpose subscription agreement, including instructions for completing it, are included as Appendices C-2 and C-3.”

Subscription Agreements

The form of special purpose subscription agreement included in this Supplement No. 5 is hereby added as Appendix C-3 to the Prospectus.

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Transfer on Death Designation

The first paragraph under Appendix D – Transfer on Death Designation on page D-1 of the Prospectus is replaced in its entirety by the following disclosure.

“As our transfer agent, DST Systems, Inc., is located in Missouri, a Transfer on Death (“TOD”) designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of Missouri. Any beneficiary wanting to purchase additional shares of common stock of AR Capital, LLC must meet applicable suitability standards.”

Privacy Policy Notice

The sixth sentence in the first paragraph on page G-3 of the Prospectus is replaced in its entirety by the following disclosure.

“You may limit our affiliates in the American Realty Capital group of companies, such as our securities affiliates, from marketing their products or services to you based on your personal information that we collect and share with them.”

Annex A

On August 10, 2012, we filed with the United States Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. The Quarterly Report (excluding the exhibits thereto) is attached as Annex A to this Supplement No. 5.

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ARCT III ARCT IV Special Purpose Subscription Agreement The purpose of this special purpose subscription agreement is solely to allow investors whose subscriptions cannot be accepted because american realty capital trust III, inc. has been fully subscribed, to authorize realty capital securities, llc to accept the investors' subscription as an investment in american realty capital trust IV, inc. An investment in the offerings described herein cannot be completed until at least five (5) business days after the date the investor received the final prospectus for each offering. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEP TANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PAR T. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DA TE THE SUBSCRIPTION IS REJECTED. Investors will receive a confirmation of their purchase. INVESTORS IN ALABAMA , Arkansas, Maryland, Massachusett s or Tennessee MAY NOT USE THIS Special Purpose SUBSCRIPTION AGREEMEN T TO SUBSCRIBE for SHARES OF ANY OFFERING described herein but INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMEN T FOR EACH OFFERING. If you have any questions, please call your registered representative or Realty Capita l Securities, LLC (Member FINRA/SIPC) at 1-877-373-2522. This Special Purpose Subscription Agreement allows you to choose to invest in ARCT IV if your investment in ARCT III is not accepted. 1 Please indicate which offering you wish to invest in and whether this purchase is an ¡§initial investment¡¨ or an ¡¨additional investment.¡¨ ƒÓ Investment Reallocation: Please indicate your intention to have your investment reallocated to ARCT IV in the case that ARCT III is fully subscribed. ƒÓ Net of Commission Purchase (¡§NOCP¡¨): Check this box if you are eligible for a NOCP. NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details. Investment 1 (Check all that apply) Investment Amount ƒÓ American Realty Capital Trust III, Inc. (¡§ARCT III¡¨) ƒ¤ State in which sale was made: ______ ƒÓ Initial Investment ƒÓ Additional Investment: Acct# _________________ $ __________________________ ƒ¤ $2,500 minimum investment ƒ¤ $100 increments for additional investments ƒÓ American Realty Capital Trust IV, Inc. (¡§ARCT IV¡¨) ƒ¤ State in which sale was made: ______ ƒÓ Initial Investment Acct# _________________ $ __________________________ ƒ¤ $2,500 minimum investment ƒ¤ $100 increments for additional investments Note: By checking ARCT IV, you affirm your investment in ARCT IV should ARCT III be unavailable. Note: Investment subject to suitability standards, see the corresponding Prospectus for details. Additionally, after ARCT IV acquires $1.2 billion worth of assets, its shares will be priced at net asset value which will be computed on a quarterly basis. 1 An investment in ARCT III is a different investment than an investment in ARCT IV. While ARCT III is currently in operations and pays distributions, ARCT IV has not yet broken escrow and has yet to pay distributions. See Fee Table in Section 1a for a summary of ARCT III and ARCT IV fees. Payment Method: Please indicate the method of payment: Check Enclosed Subscription amount wired Check/funding being sent by other third party Payment Instructions: Please follow the instructions outlined below. ƒ¬ For custodial held accounts, such as IRA s and other qualified plans: Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address. ƒ¬ For all other investments: ƒ¤ Make checks payable to: American Realty Capital Trust III, Inc. ƒ¤ NOTE: Until ARCT IV has raised $2.0 million, your funds that are reallocated to ARCT IV will be placed in escrow with UMB Bank, NA. See state-specific limitations in Section 6. After ARCT IV raises $2.0 million, your investment would be accepted as an investment in ARCT IV, unless there are statespecific limitations. See Section 6. Subscriber Acknowledgement The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber¡¦s behalf ) further acknowledges and/or represents the following: Owner Co-Owner By initialing here, you understand that, if you make your check payable to American Realty Capital Trust III, Inc. and such investment cannot be accepted, your funds will either: (a) be forwarded to UMB Bank, NA, as noted in the NOTE above; or (b) accepted as a subscription in ARCT IV.

C-3-29

1a Fee Table A summary of the different fees and expenses incurred by ARCT III and ARCT IV is found below. Please read each prospectus carefully to understand the differences between each offering. ARCT III ARCT IV Acquisition Fees 1.0% of purchase price 1.0% of purchase price Acquisition Expenses 0.6% of purchase price 0.6% of purchase price Asset Management Fees 0.75% of cost of our assets 0.75% of cost of our assets* Property Management Fees 2.0% of gross revenues on single-tenant properties None Financing Coordination Fees** 0.75% of financing 0.75% of financing Real Estate Commissions 4.5% maximum commission (of contract purchase price) 4.5% maximum commission (of contract purchase price) Subordinated Fees in Net Sale Proceeds 15% of remaining net sale proceeds after a 6% distribution paid to investors 15% of remaining net sale proceeds after a 6% distribution paid to investors Subordinated Liquidation Fee 15% of remaining net sale proceeds after a 6% distribution paid to investors 15% of remaining net sale proceeds after a 6% distribution paid to investors * Once ARCT IV begins to calculate NAV, the asset management fee will be the lower of: (a) 0.75% of the cost of our assets; and (b) 0.75% of the quarterly NAV. ** Once the proceeds from the offerings have been fully invested, Acquisition Fees plus Financing Coordination Fees will not exceed 1.5% of the contract purchase price of all assets acquired 2 OWNERSHIP IMPORTANT: Please choose one option, either within the ¡§Non-Custodial Ownership¡¨ column, or within the ¡§Custodial Ownership¡¨ column. (1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor¡¦s death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act. 2a. N on-Custodial Ownership (Non-Qualified) 2b. Custodial Ownership (Qualified) ƒÓ Individual ¡V One signature required & initial. ƒÓ Joint Tenants with Right of Survivorship ¡V All parties must sign & initial. ƒÓ Tenants in Common ¡V All parties must sign & initial. ƒÓ Company or Corporation or Partnership ¡V Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable. ƒÓ Uniform Gift/Transfer to Minors Act (UGMA/UTMA) ¡V Owner and custodian signature required. State of ______ Custodian for ______________________ ƒÓ Estate ¡V Personal representative signature required. Name of Executor: _______________________________ Include a copy of the court appointment. ƒÓ Qualified Pension or Profit Sharing Plan* ¡V Trustee or custodian signature required. Include plan documents. Name of Trustee: ________________________________ ƒÓ Trust ¡V Trustee(s) signature(s) and copy of trust document or trust certificate required. ƒÓ Transfer on Death(1) ¡V Must complete separate Transfer on Death Registration Form. ƒÓ Other (Specify) ¡V _______________________________ Include title and signature pages. ƒÓ Traditional IRA * ¡V One signature required. ƒÓ Roll-Over IRA * ¡V One signature required. ƒÓ Roth IRA * ¡V One signature required. ƒÓ KEOGH Plan* ¡V One signature required. ƒÓ Simplified Employee Pension/Trust (S.E.P.)* ƒÓ Qualified Pension or Profit Sharing Plan* ¡V Owner and custodian signature required. ƒÓ Other (Specify) ¡V ___________________________ ** Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts. 3 IMPOR TANT: Send all paperwork directly to the custodian. Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors. Custodial Ownership (Must be completed by Custodian/Trustee for accounts identified in Section 2b) Name of Trust or Business Entity (Does not apply to IRA accounts) Name of Custodian or Trustee Mailing Address City, State, Zip Business Phone Custodian/Trust/Business Entity Tax ID# Account # Name of Custodian or Other Administrator

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4 IMPOR TANT: Investor Information is required. Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act. Investor Information ƒÓ Mr. ƒÓ Mrs. ƒÓ Ms. ƒÓ Other ______ Name of Account Owner Date of Birth Social Security Number or Taxpayer ID # Legal Address (No P.O. Boxes) City, State, Zip Citizenship: Please indicate Citizenship Status (Required) ƒÓ U.S. Citizen ƒÓ Resident Alien ƒÓ Non-Resident Alien* ƒÓ Employee, Affiliate or Board Member Note: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b * If non-resident alien, investor must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. (Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.) Employer: | ƒÓ Retired ƒÓ Mr. ƒÓ Mrs. ƒÓ Ms. ƒÓ Other ______ Name of Joint Account Owner or Minor Entity Name Date of Birth Social Security Number or Taxpayer ID# If Non-U.S. Citizen, specify Country of Citizenship Mailing Address (if different than legal address) City, State, Zip Home Phone Business Phone Government ID: (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy. Place of Birth: ____________________________________________________________________________________ City State/Province Country Immigration Status: ƒÓ Permanent resident ƒÓ Non-permanent resident ƒÓ Non-resident Check which type of document you are providing: ƒÓ US Driver's License ƒÓ INS Permanent resident alien card ƒÓ Passport with U.S. Visa ƒÓ Employment Authorization Document ƒÓ Passport without U.S. Visa Bank Name (required):________________________ Account No. (required):_______________________________________________________________________________ ƒÓ Foreign national identity documents Bank Name (required):____________________________________________ Phone No. (required):_____________________________________________ Number for the document checked above and country of issuance: ______________________ CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER¡¦S RULES. Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

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Important: If your investment in ARCT III is reallocated to ARCT IV, your selection for that offering will control how your distributions are paid. Please carefully check which distribution method you choose for each offering. Note: You will only receive distributions from the offering in which your subscription proceeds are accepted. 5 Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions. 1 Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian. ƒÓ Automatic Purchase Plan: Check this box if you wish to participate in the Automatic Purchase Plan (¡§APP¡¨). A separate form is required to be completed to participate in APP.* * Kansas investors in ARCT IV cannot participate in the Automatic Purchase Plan. Distributions (Check all that apply) American Realty Capital Trust III, Inc. ƒ¤ I hereby subscribe for Shares of American Realty Capital Trust III, Inc. and elect the distribution option indicated. ƒÓ Reinvest/Distribution Reinvestment Plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. ƒÓ Mail Check to the address of record ƒÓ Send to Custodial Account listed in Section 3 ƒÓ Cash/Direct Deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) American Realty Capital Trust IV, Inc. ƒ¤ I hereby subscribe for Shares of American Realty Capital Trust IV, Inc. and elect the distribution option indicated. ƒÓ Reinvest/Distribution Reinvestment Plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. ƒÓ Mail Check to the address of record ƒÓ Send to Custodial Account listed in Section 3 ƒÓ Cash/Direct Deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) 1 Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates. 2 Ohio investors in ARCT III and ARCT IV cannot participate in the Distribution Reinvestment Plan. Maine investors in ARCT IV cannot participate in the distribution reinvestment plan feature that reinvests distributions into subsequent affiliated programs. 3 Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the Distribution Reinvestment Plan, there is any material change in the stockholder¡¦s financial condition or inaccuracy of any representation under the subscription agreement for such stockholder¡¦s initial purchase of our shares. 4 I authorize American Realty Capital Trust III, Inc., American Realty Capital Trust IV, Inc., or its agent, DST Systems, Inc. (as applicable, the ¡§Issuer¡¨) to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors¡¦ ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares. 5a Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner¡¦s checking or savings account or to a party other than the registered owner. Name of Third Party Financial Institution Mailing Address City, State, Zip Account # Bank's ABA/Routing # ƒÓ Checking Account (must enclose voided check) ƒÓ Savings Account (subject to bank verification)

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ELECTRONIC DELIVERY ELECTION (Check all that apply to your investment in Section 1) Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated: American Realty Capital Trust III, Inc. American Realty Capital Trust IV, Inc. We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering’s respective Web site and notify you by e-mail when such documents are available and how to access the documents. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: (a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. (c) I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. (d) I acknowledge that if the e-mail notification is returned to the respective offering(s) as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. Owner Signature _______________________________________________________ Date (mm/dd/yyyy) _______________ Co-Owner Signature (if applicable) _________________________________________ Date (mm/dd/yyyy) _______________ Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided. My e-mail address is ____________________________________________________________________________________ Your e-mail address will be held in confidence and used only for matters relating to your investments. 6 IMPOR TANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. NOTE: Investors in Alabama, Arkansas, Maryland, Massachusetts, or Tennessee may not use this special purpose subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering. Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) Owner Co-Owner For Investors of ALL Offerings: I/we understand that there are differences between ARCT III and ARCT IV I/we understand that ARCT III has substantial assets and is in operations, and ARCT IV has no assets and has yet to begin operations. Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the “Investor Suitability Standards” section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering. California residents only: In addition to the suitability requirements described above, investors’ maximum investment in the issuer's shares will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobiles). Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in the issuer's shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities registered by the issuer for any offering with the Securities Division. Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in each Issuer. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the issuer's offering not to exceed 10% of the Kentucky investor’s liquid net worth.

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6 Continued Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below. Additionally, you must meet suitability standards applicable to each offering.) Owner Co-Owner For American Realty Capital Trust III, Inc. (“ARCT III”) Investors Only: I/we acknowledge receipt of the final Prospectus of ARCT III, not less than five (5) business days prior to the signing of this Subscription Agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of ARCT III, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investor’s maximum investment in the issuer and its affiliates should not exceed 10% of the investor’s net worth (exclusive of home, auto and home furnishings). Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in ARCT III and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania or Washington resident’s net worth. An Ohio investor’s aggregate investment in ARCT III shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARCT III offering not to exceed 10% of the Kentucky investor’s liquid net worth. North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in ARCT III and its affiliates and meet one of the established suitability standards. Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in ARCT III offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. For American Realty Capital Trust IV, Inc. (“ARCT IV”) Investors Only: I/we acknowledge receipt of the final Prospectus of ARCT IV, not less than five (5) business days prior to the signing of this Subscription Agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of ARCT IV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in ARCT IV and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania, Washington or New Mexico resident’s net worth. A Ohio investor’s aggregate investment in ARCT IV shares, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. For Pennsylvania and Ohio investors, ARCT IV will not release subscriptions from escrow until it has received $75,000,000 and $20,000,000 in subscriptions, respectively. New Jersey residents only: Investors who reside in the state of New Jersey must have either (i) a liquid net worth of $100,000 and annual gross income of $85,000 or (ii) a minimum liquid net worth of $350,000. Additionally, a New Jersey investor’s total investment in the ARCT IV offering and other non-traded business development companies shall not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, either (a) minimum annual gross income of $100,000 and a minimum net worth of $100,000, or (b) minimum net worth of $250,000; net worth shall be exclusive of home, home furnishings and automobiles.

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6 Continued Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below) Owner Co-Owner For American Realty Capital Trust IV, Inc. (“ARCT IV”) Investors Only (Continued): Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor’s maximum in investment in ARCT IV and its affiliate cannot exceed 10% of the investor’s net worth. Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in the ARCT IV offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a net worth of at least ten times their investment in ARCT IV and that they meet one of the general suitability standards described above. Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARCT IV shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. We intend to assert the foregoing representation as a defense in any subsequent litigation where such assertion wo uld be relevant . As used above , the singular includes the plural in all respects if shares are being acq uired by more than one person. This special purpose subscription agreement and all rights thereunder shall be governed by, and interpreted in accordance with, the laws of the state of New York without giving effect to the principles of conflict of laws . By executing this subscription agreement, the subscriber hereby declares the information supplied above is true and correct and may be relied upon by eac h issuer in connection with the subscriber’s investment in such issuer. The subscriber does not waive any rights it may have under the securities act of 1933, The securities exchange act of 1934 or any state securities law by executing this subscription agreement. A sale of shares may not be completed until the subscriber has been in receipt of the final prospect us for eac h offering (at least five business days). The subscriber will not be admitted as a shareholder of the applicable issuer until this subscription agreement has been accepted by such issuer. Such issuer may reject any subscription , in whole or in part , in its sole discretion, so lon g as such partial acceptance or rejection does not result in an investment of less than the minimum amount specified in the prospect us. Subscriptions will be accepted or rejected within 30 days of their receipt . Eac h issuer will accept gro ups of subscriptions on an orderly basis no less frequently than monthly, subject to the terms of the applicable current prospect us. If an issuer rejects the subscriber’s subscription , the purc hase price will be returned to the subscriber within 10 business days after the rejection of the subscription . If the subscriber’s subscription is accepted , the subscriber will be sent a confirmation of its purc hase after the subscriber has been admitted as a shareholder. Subscriber Signature(s) SIGNATURE OF OWNER AND CO -OWNER (All Investors Must Sign) If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Owner Signature ______________________________________________________ Date (mm/dd/yyyy) _______________ Co-Owner Signature (if applicable) ________________________________________ Date (mm/dd/yyyy) _______________ FOR AU THORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization. Authorized Signature (Custodian or Trustee) ________________________________ Date (mm/dd/yyyy) _______________ 6a IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review. * * Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.

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6b Substitute Form W-9 ALL U.S. Taxpayer Must Sign SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007) Certification To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS. Exempt TIN. Check here if investor is an exempt payee. ƒÓ Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number, and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien). Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of Investor Print Name Date Signature of Joint Owner, if applicable Print Name Date

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6b Continued Guidelines for Certification of Taxpayer Identification Number (“TIN”) on Substitute Form W-9 What Number to Give the Requester. - Social Security numbers (‘‘SSN’’) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (‘‘EIN’’) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All ‘‘Section’’ references are to the Internal Revenue Code of 1986, as amended. ‘‘IRS’’ means the Internal Revenue Service. For this type of account: Give the SSN of: 1. An individual’s account 2. Two or more individuals (Joint account) 3. Custodian account of a minor (Uniform Gift to Minors Act) 4. (a) The usual revocable savings trust account (grantor also is trustee) (b) So-called trust account that is not a legal or valid trust under State law 5. Sole proprietorship or single-owner LLC The individual The actual owner of the account or, if combined funds, the first individual on the account (1) The minor (2) The grantor-trustee (1) The actual owner (1) The owner (3) For this type of account: Given the EIN of: 6. Sole proprietorship or single-owner LLC 7. A valid trust, estate, or pension trust 8. Corporate or LLC electing corporate status on Form 8832 9. Association, club, religious, charitable, educational, or other tax-exempt organization 10. Partnership or multi-member LLC 11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments 12. A broker or registered nominee The owner (3) The legal entity (4) The corporation The organization The partnership or LLC The public entity The broker or nominee (1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished. (2) Circle the minor’s name and furnish the minor’s SSN. (3) Y ou must show your individual name and you also may enter your business or ‘‘DBA’’ name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN. (4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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6b Continued Guidelines for Certification of Taxpayer Identification Number (“TIN”) on Substitute Form W-9 (Continued) Obtaining a Number If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676). Payees Exempt from Backup Withholding Backup withholding is not required on any payments made to the following payees: • An organization exempt from tax under Section 501(a), an individual retirement account (‘‘IRA’’), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f )(2). • The United States or any of its agencies or instrumentalities. • A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities. • A foreign government or any of its political subdivisions, agencies or instrumentalities. • An international organization or any of its agencies or instrumentalities. Other payees that may be exempt from backup withholding include: • A corporation. • A foreign central bank of issue. • A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States. • A futures commission merchant registered with the Commodity Futures Trading Commission. • A real estate investment trust. • An entity registered at all times during the tax year under the Investment Company Act of 1940. • A common trust fund operated by a bank under Section 584(a). • A financial institution. • A middleman known in the investment community as a nominee or custodian. • A trust exempt from tax under Section 664 or described in Section 4947. Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. Check the ‘‘Exempt TIN’’ box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer. Privacy Act Notice Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply. Penalties • Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. • Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty. • Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. • Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULT ANT OR THE IRS.

C-3-38

7 ƒÓ RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or ¡§wrap¡¨ fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that brokerdealer, not through the RIA. Financial Advisor, Registered Investment Advisor & Registered Representative The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the ¡§Advisor¡¨) must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or noncommission based financial advisor) and may lawfully offer the Shares in the state designated as the investor¡¦s address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor¡¦s state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. Broker/Dealer or RIA Firm Address or P.O. Box Mailing Address City, State, Zip Business Phone # (Required) Fax Phone # E-mail Address Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) Representative # Registered Representative or Advisor [I.A.] Address or P.O. Box City, State, Zip Business Phone # (Required) Fax Phone # E-mail Address If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed. State (Required) Signature(s) of Registered Representative(s) or Advisor(s) (Required) Date Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) Date 8 For Non-Custodial Accounts: Please mail a completed original Special Purpose Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right. For Custodial Accounts: Please mail a completed original Special Purpose Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement. For Regular Mail For Overnight Deliveries American Realty Capital Trust III, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407 American Realty Capital Trust III, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407

C-3-39

FOR COMPANY USE ONLY: Amount Date Check/Wire# Account # Registered Representative # Firm # Custodian ID# Transfer Agent Reviewer

C-3-40

ANNEX A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q
(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended June 30, 2012
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from _________ to __________

Commission file number: 000-54690

AMERICAN REALTY CAPITAL TRUST III, INC.
(Exact name of registrant as specified in its charter)

Maryland	27-3715929
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Park Ave., 15th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 415-6500
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant submitted electronically and posted on its corporate Web Site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes☐ No☒

The number of outstanding shares of the registrant’s common stock on July 31, 2012 was 113,740,938 shares.

AMERICAN REALTY CAPITAL TRUST III, INC.

FORM 10-Q
Quarter Ended June 30, 2012

i

PART I — FINANCIAL INFORMATION

Item 1. Financial Statements

AMERICAN REALTY CAPITAL TRUST III, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$84,061	$7,135
Buildings, fixtures and improvements	370,961	54,585
Acquired intangible lease assets	62,657	10,733
Total real estate investments, at cost	517,679	72,453
Less: accumulated depreciation and amortization	(7,811)	(499)
Total real estate investments, net	509,868	71,954
Cash and cash equivalents	391,741	16,183
Restricted cash	1,547	—
Prepaid expenses and other assets	14,372	1,221
Deferred costs, net	7,115	639
Total assets	$924,643	$89,997
LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable	$144,460	$5,060
Derivatives, at fair value	2,924	98
Accounts payable and accrued expenses	2,205	716
Deferred rent	1,006	163
Distributions payable	4,520	504
Total liabilities	155,115	6,541
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized, no shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	—	—
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 91,660,811 and 10,356,402 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	917	104
Additional paid-in capital	797,557	86,643
Accumulated other comprehensive loss	(2,924)	(98)
Accumulated deficit	(26,022)	(3,193)
Total stockholders’ equity	769,528	83,456
Total liabilities and stockholders’ equity	$924,643	$89,997

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL TRUST III, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except for share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Rental income	$8,129	$—	$11,310	$—
Operating expense reimbursement	57	—	172	—
Total revenues	8,186	—	11,482	—

Operating expenses:
Acquisition and transaction related	5,827	—	10,270	—
Property operating	167	—	340	—
Operating fees to affiliate	—	—	212	—
General and administrative	185	82	438	98
Depreciation and amortization	5,296	—	7,312	—
Total operating expenses	11,475	82	18,572	98
Operating loss	(3,289)	(82)	(7,090)	(98)

Other income (expenses):
Interest expense	(1,803)	—	(2,405)	—
Other income, net	62	—	67	—
Total other expenses	(1,741)	—	(2,338)	—
Net loss	(5,030)	(82)	(9,428)	(98)

Other comprehensive loss:
Designated derivatives, fair value adjustment	(2,223)	—	(2,826)	—
Comprehensive loss	$(7,253)	$(82)	$(12,254)	$(98)

Basic and diluted weighted average shares outstanding	63,852,013	20,000	40,575,783	20,000
Basic and diluted net loss per share	$(0.08)	$(4.10)	$(0.23)	$(4.90)

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL TRUST III, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(In thousands, except for share data)
(Unaudited)

	Common Stock
	Number of Shares	Par Value	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity
Balance, December 31, 2011	10,356,402	$104	$86,643	$(98)	$(3,193)	$83,456
Issuances of common stock	80,867,680	809	803,050	—	—	803,859
Common stock offering costs, commissions and dealer manager fees	—	—	(96,183)	—	—	(96,183)
Common stock issued through distribution reinvestment plan	448,131	4	4,253	—	—	4,257
Distributions declared	—	—	—	—	(13,401)	(13,401)
Common stock repurchases	(24,069)	—	(216)	—	—	(216)
Share based compensation, net of forfeitures	12,667	—	6	—	—	6
Amortization of restricted shares, net of forfeitures	—	—	4	—	—	4
Net loss	—	—	—	—	(9,428)	(9,428)
Other comprehensive loss	—	—	—	(2,826)	—	(2,826)
Balance, June 30, 2012	91,660,811	$917	$797,557	$(2,924)	$(26,022)	$769,528

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL TRUST III, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(9,428)	$(98)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	5,931	—
Amortization of intangibles	1,381	—
Amortization of deferred financing costs	302	—
Share based compensation	10	3
Changes in assets and liabilities:
Prepaid expenses and other assets	(1,093)	(26)
Accounts payable and accrued expenses	1,351	31
Deferred rent	843	—
Net cash used in operating activities	(703)	(90)

Cash flows from investing activities:
Investment in real estate and other assets	(445,226)	—
Deposits for real estate investments	(600)	—
Net cash used in investing activities	(445,826)	—

Cash flows from financing activities:
Proceeds from mortgage note payable	139,400	—
Payments of financing costs	(8,587)	—
Proceeds from issuance of common stock	794,918	—
Payments of offering costs and fees related to stock issuances	(96,146)	(306)
Proceeds from affiliates, net	(708)	396
Distributions paid	(5,127)	—
Common stock repurchases	(116)	—
Restricted cash	(1,547)	—
Net cash provided by financing activities	822,087	90
Net change in cash and cash equivalents	375,558	—
Cash and cash equivalents, beginning of period	16,183	—
Cash and cash equivalents, end of period	$391,741	$—

Supplemental Disclosures:
Cash paid for interest	$1,605	$—
Cash paid for income taxes	23	—
Non-Cash Investing and Financing Activities:
Common stock issued through distribution reinvestment plan	$4,257	$—
Accrued offering costs	5,875	—

 The accompanying notes are an integral part of these statements.

Index
AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

Note 1 — Organization

American Realty Capital Trust III, Inc. (the "Company"), was incorporated on October 15, 2010, as a Maryland corporation that qualified as a real estate investment trust ("REIT") for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2011. On March 31, 2011, the Company commenced its initial public offering (the "IPO") on a "reasonable best efforts" basis of up to 150.0 million shares of common stock, $0.01 par value per share at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 333-170298) (the "Registration Statement") filed with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended. The Registration Statement also covers up to 25.0 million shares available pursuant to a distribution reinvestment plan (the "DRIP") under which the Company’s common stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock at the greater of $9.50 per share or 95% of the estimated value of a share of common stock.

The Company sold 20,000 shares of common stock to American Realty Capital III Special Limited Partnership, LLC (the "Special Limited Partner"), an entity wholly owned by AR Capital, LLC (the "Sponsor") on October 20, 2010, at $10.00 per share. In August 2011, the Company had raised proceeds sufficient to break escrow in connection with the IPO. As of June 30, 2012, the Company had 91.7 million shares of common stock outstanding, including unvested restricted shares and shares issued pursuant to the DRIP. Total gross proceeds from these issuances were $910.6 million. As of June 30, 2012, the aggregate value of all common share issuances, excluding unvested restricted stock, was $916.3 million, based on a per share value of $10.00 (or $9.50 for shares issued under the DRIP).

The Company was formed to primarily acquire a diversified portfolio of commercial properties, comprised primarily of freestanding single-tenant properties that are net leased to investment grade and other creditworthy tenants. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate. American Realty Capital Advisors III, LLC (the "Advisor"), is the Company’s affiliated advisor. The Company purchased its first property and commenced real estate operations in September 2011.  As of June 30, 2012, the Company owned 181 properties with an aggregate purchase price of $517.7 million, comprised of 3,572,346 square feet which were 100% leased.

Substantially all of the Company’s business is conducted through American Realty Capital Operating Partnership III, L.P. (the "OP"), a Delaware limited partnership. The Company is the sole general partner and holds substantially all of the units of the limited partner interest in the OP. The Advisor is the sole limited partner and holds 202 units of limited partner interest in the OP, which represents a nominal percentage of the aggregate OP units. The limited partner interest has the right to convert OP units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of the Company's common stock, as allowed by the limited partnership agreement of the OP. The remaining rights of the limited partner interest are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP's assets.

The Company has retained the Advisor to manage its affairs on a day-to-day basis. The Company has retained American Realty Capital Properties III, LLC (the "Property Manager"), an entity wholly owned by the Special Limited Partner, to serve as the Company’s property manager. Realty Capital Securities, LLC (the "Dealer Manager"), an affiliate of the Sponsor, serves as the dealer manager of the Company’s IPO. The Advisor, Property Manager and Dealer Manager are related parties and will receive compensation and fees for services related to the IPO and for the investment and management of the Company’s assets. Such entities receive fees during the offering, acquisition, operational and liquidation stages.

Index
AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

Note 2 — Summary of Significant Accounting Policies

The accompanying consolidated financial statements of the Company included herein were prepared in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for the interim periods. All intercompany accounts and transactions have been eliminated in consolidation. The results of operations for the three and six months ended June 30, 2012 are not necessarily indicative of the results for the entire year or any subsequent interim period. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of December 31, 2011 and for the year then ended, which are included in the Company's Annual Report on Form 10-K filed with the SEC on February 29, 2012.

There have been no significant changes to these policies during the six months ended June 30, 2012 other than the updates described below.

Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (the "FASB") issued guidance that expands the existing disclosure requirements for fair value measurements, primarily for Level 3 measurements, which are measurements based on unobservable inputs such as the Company’s own data. This guidance was largely consistent with previous fair value measurement principles with few exceptions that did not result in a change in general practice. The guidance became effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company’s financial position or results of operations as the guidance relates only to disclosure requirements.

In June 2011, the FASB issued guidance requiring entities to present items of net income and other comprehensive income either in one continuous statement - referred to as the statement of comprehensive income - or in two separate, but consecutive, statements of net income and other comprehensive income. The new guidance did not change which components of comprehensive income are recognized in net income or other comprehensive income, or when an item of other comprehensive income must be reclassified to net income. In December 2011, the FASB deferred certain provisions of this guidance related to the presentation of certain reclassification adjustments out of accumulated other comprehensive income, by component, in both the statement and the statement where the reclassification is presented. This guidance was applied prospectively and was effective for interim and annual periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company's financial position or results of operations but changed the location of the presentation of other comprehensive income to more closely associate the disclosure with net income.

In September 2011, the FASB issued guidance that allows entities to perform a qualitative analysis as the first step in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If it is determined that it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, then a quantitative analysis for impairment is not required. The guidance was effective for interim and annual impairment tests for fiscal periods beginning after December 15, 2011.  The adoption of this guidance did not have a material impact on the Company's financial position or results of operations.

In December 2011, the FASB issued guidance which contains new disclosure requirements regarding the nature of and entity's rights of offset and related arrangements associated with its financial instruments and derivative instruments. The new disclosures are designed to make financial statements prepared under U.S. GAAP more comparable to those prepared under International Financial Reporting Standards and will give the financial statement users information about both gross and net exposures. The guidance is effective for interim and annual reporting periods beginning on or after January 1, 2013.  The adoption of this guidance is not expected to have a material impact on the Company's financial position or results of operations.

Index
AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

Note 3 — Real Estate Investments

The following table presents the allocation of the assets acquired during the six months ended June 30, 2012. There were no assets acquired during the six months ended June 30, 2011 (dollar amounts in thousands):

Real estate investments, at cost:
Land	$76,926
Buildings, fixtures and improvements	316,376
Total tangible assets	393,302
Acquired intangibles:
In-place leases	51,924
Cash paid for acquired real estate investments	$445,226
Number of properties purchased	140

The Company acquires and operates commercial properties. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company acquired the following properties, which are 100% leased, during the six months ended June 30, 2012 (base purchase price and annualized net operating income ("NOI") in thousands):

Portfolio	Acquisition Date	Number of Properties	Square Feet	Remaining Lease Term (1)	Base Purchase Price (2)	Capitalization Rate (3)	Annualized NOI (4)	Annualized Rental Income/NOI per Square Foot (5)
Portfolio as of Dec. 31, 2011		41	426,829	15.2	$72,453	7.9%	$5,742	$13.34
Family Dollar	Jan. 2012	5	43,860	8.3	5,105	9.1%	464	14.71
Express Scripts	Jan. 2012	1	227,467	9.5	42,642	7.8%	3,347	23.14
Tractor Supply	Jan. 2012	1	19,097	13.8	5,313	8.3%	442	15.13
FedEx II	Feb. & Mar. 2012	2	210,434	10.8	42,874	7.4%	3,184	10.80
Dollar General IV	Feb. & Mar. 2012	2	18,049	14.6	2,372	8.3%	196	9.94
Dollar General V	Feb. 2012	1	10,765	14.6	1,294	8.3%	107	9.97
Dollar General VII	Feb. & Mar. 2012	12	109,750	14.1	12,922	8.3%	1,075	8.85
Dollar General VIII	Feb. 2012	4	37,870	14.6	4,020	8.3%	335	22.35
Walgreens IV	Feb. 2012	6	87,659	19.0	27,990	7.0%	1,959	6.28
FedEx III	Feb. 2012	2	227,962	9.3	18,369	7.8%	1,431	16.45
GSA III (6)	Mar. 2012	1	35,311	10.3	7,300	8.0%	581	9.88
Family Dollar II	Feb. 2012	1	8,000	9.6	860	9.2%	79	9.49
Dollar General IX	Feb. 2012	2	19,592	14.3	2,237	8.3%	186	21.43
GSA IV (6)	Mar. 2012	1	18,712	8.7	4,852	8.3%	401	9.96
Dollar General X	Mar. 2012	1	10,640	14.8	1,252	8.5%	106	9.91
Advance Auto II	Mar. 2012	1	8,075	9.5	970	8.2%	80	9.68
Dollar General XI	Mar. & May 2012	4	36,154	14.6	4,205	8.3%	350	5.25
FedEx IV	Mar. 2012	1	63,092	9.6	4,176	7.9%	331	25.78
CVS	Mar. 2012	1	10,125	7.6	3,414	7.6%	261	21.86
Advance Auto III	Mar. 2012	1	7,000	9.8	1,890	8.1%	153	10.71
Family Dollar III	Mar. & May 2012	3	24,640	10.3	2,921	9.0%	264	10.88
Family Dollar IV	Mar., Apr. & May 2012	5	42,360	9.1	5,119	9.0%	461	7.76
Dollar General XII	Mar. 2012	1	10,566	14.8	988	8.3%	82	10.58
FedEx V	Apr. 2012	1	142,139	14.6	46,525	7.9%	3,669	25.81
Dollar General XIII	Apr. 2012	2	18,260	13.8	1,746	8.4%	146	8.00
Dollar General XIV	Apr. 2012	2	18,052	14.8	1,815	8.8%	159	8.81
Dollar General XV	Apr. 2012	13	131,443	14.7	16,855	8.2%	1,375	10.46

Index
AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

Portfolio	Acquisition Date	Number of Properties	Square Feet	Remaining Lease Term (1)	Base Purchase Price (2)	Capitalization Rate (3)	Annualized NOI (4)	Annualized Rental Income/NOI per Square Foot (5)
(continued)
Dollar General XVI	Apr. 2012	3	27,226	14.8	3,123	8.3%	260	9.55
Advance Auto IV	Apr. 2012	1	7,000	9.5	955	8.3%	79	11.29
Shaw's Supermarkets	Apr. 2012	1	59,766	8.7	5,750	8.9%	513	8.58
Rubbermaid	Apr. 2012	1	660,820	10.5	23,125	7.7%	1,787	2.70
Citizens Bank	Apr. & May 2012	30	83,642	10.0	27,389	7.5%	2,061	24.64
Tire Kingdom	Apr. 2012	1	6,656	11.2	1,691	9.2%	155	23.29
Circle K	May 2012	1	2,680	11.8	1,911	7.7%	147	54.85
Family Dollar V	May 2012	4	32,306	9.3	3,934	9.1%	358	11.08
GSA V (6)	May 2012	1	15,915	8.6	5,500	8.0%	442	27.77
GSA VI (6)	May 2012	1	12,187	9.3	3,125	8.2%	257	21.09
General Mills	May 2012	1	359,499	11.3	33,108	7.7%	2,558	7.12
Walgreens V	May 2012	1	14,736	22.0	8,667	7.2%	625	42.41
NTW & Big O Tires	Jun. 2012	2	17,159	11.6	4,025	7.8%	312	18.18
Fresenius Medical	Jun. 2012	4	27,307	10.9	7,920	9.0%	713	26.11
Tractor Supply II	Jun. 2012	1	15,097	12.8	2,789	8.5%	238	15.76
Dollar General XVII	Jun. 2012	1	9,234	15.0	978	8.6%	84	7.10
FedEx VI	Jun. 2012	2	119,803	12.6	15,319	7.4%	1,140	9.52
Advance Auto V	Jun. 2012	2	14,000	10.4	3,995	7.8%	310	22.14
Walgreens VI	Jun. 2012	4	58,410	20.2	20,900	6.6%	1,379	23.61
Advance Auto VI	Jun. 2012	1	5,000	10.9	996	8.1%	81	16.20
2012 Acquisitions		140	3,145,517	12.4	445,226	7.8%	34,723	11.04
Portfolio as of June 30, 2012		181	3,572,346	12.8	$517,679	7.8%	$40,465	$11.33
____________________________

(1)
Remaining lease term as of June 30, 2012, in years. If the portfolio has multiple locations with varying lease expirations, remaining lease term is calculated on a weighted-average basis. Total remaining lease term is an average of the remaining lease term of the total portfolio.

(2)	Contract purchase price, excluding acquisition and transaction-related costs. Acquisition and transaction-related costs include legal and other closing costs on property.

(3)	Annualized NOI divided by base purchase price. Total capitalization rate is an average of the capitalization rate of the total portfolio.

(4)
Annualized NOI for the three months ended June 30, 2012, or since acquisition date, for the property portfolio. Annualized NOI is annualized rental income on a straight-line basis, which includes the effect of tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses.

(5)
Annualized rental income as of June 30, 2012 for the in-place leases in the property portfolio on a straight-line basis, which includes the effect of tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses.

(6)	Buildings, fixtures and improvements have been provisionally allocated pending receipt of the cost segregation analysis on such assets being prepared by a third party specialist.

Index
AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

Future Lease Payments

The following table presents future minimum base rental cash payments due to the Company over the next five years and thereafter as of June 30, 2012.  These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items (amounts in thousands):

Future Minimum Base Rent Payments
July 1, 2012 to December 31, 2012	$20,081
2013	40,217
2014	40,293
2015	40,476
2016	40,668
Thereafter	342,162
Total	$523,897

Tenant Concentration

The following table lists the tenants whose annualized rental income on a straight-line basis or NOI represented greater than 10% of total annualized rental income for all portfolio properties on a straight-line basis as of June 30, 2012. The Company held no properties at June 30, 2011:

Tenant
FedEx	26.4%
Dollar General	17.1%
Walgreens	13.7%

The termination, delinquency or non-renewal of one of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of June 30, 2012.

Geographic Concentration

The following table lists the states where the Company has concentrations of properties where annual rental income on a straight-line basis or NOI represented greater than 10% of consolidated annualized rental income as of June 30, 2012. The Company held no properties at June 30, 2011:

State
Missouri	12.3%

Index
AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

Note 4 — Mortgage Notes Payable

The Company’s mortgage notes payable consist of the following (dollar amounts in thousands):

	Encumbered Properties	Outstanding Loan Amount	Weighted Average Effective Interest Rate(1)	Weighted Average Maturity(2)
June 30, 2012	75	$144,460	4.68%	6.49
December 31, 2011	1	$5,060	3.75%	4.59
______________________

(1)
Mortgage notes payable have fixed rates or rates that are fixed through the use of interest rate hedging instruments. Effective interest rates range from 3.75% to 6.13% at June 30, 2012. The effective interest rate was 3.75% on the one mortgage note payable at December 31, 2011.

(2)	Weighted average remaining years until maturity as of the periods presented.

The following table summarizes the scheduled aggregate principal repayments subsequent to June 30, 2012 (amounts in thousands):

Future Principal Payments
July 1, 2012 to December 31, 2012	$—
2013	—
2014	—
2015	—
2016	5,060
Thereafter	139,400
Total	$144,460

The Company’s sources of mortgage loan financing generally require financial covenants, including restrictions on corporate guarantees, the maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios) as well as the maintenance of a minimum net worth. As of June 30, 2012, the Company was in compliance with the debt covenants under the mortgage loan agreements.

Note 5 — Fair Value of Financial Instruments

The Company determines fair value based on quoted prices when available or through the use of alternative approaches, such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment. This alternative approach also reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The guidance defines three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.

Level 3 — Unobservable inputs that reflect the entity’s own assumptions about the assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.

Index
AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company evaluates its hierarchy disclosures each quarter and depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. However, the Company expects that changes in classifications between levels will be rare.

Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with those derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Company and its counterparties. However, as of June 30, 2012 and December 31, 2011, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of the Company’s derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

The valuation of derivative instruments is determined using a discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, as well as observable market-based inputs, including interest rate curves and implied volatilities. In addition, credit valuation adjustments, are incorporated into the fair values to account for the Company’s potential nonperformance risk and the performance risk of the counterparties.

The following table presents information about the Company’s liabilities (including derivatives that are presented on a net basis) measured at fair value on a recurring basis as of June 30, 2012 and December 31, 2011, aggregated by the level in the fair value hierarchy within which those instruments fall (amounts in thousands):

	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
June 30, 2012
Interest rate swaps	$—	$2,924	$—	$2,924
December 31, 2011
Interest rate swap	$—	$98	$—	$98

A review of the fair value hierarchy classification is conducted on a quarterly basis. Changes in the type of inputs may result in a reclassification for certain assets. There were no transfers between Level 1 and Level 2 of the fair value hierarchy during the six months ended June 30, 2012.

The Company is required to disclose the fair value of financial instruments for which it is practicable to estimate that value. The fair value of short-term financial instruments such as cash and cash equivalents, restricted cash, other receivables, accounts payable and distributions payable approximates their carrying value on the consolidated balance sheets due to their short-term nature. The fair values of the Company’s financial instruments that are not reported at fair value on the consolidated balance sheets are reported below (amounts in thousands):

		Carrying Amount at	Fair Value at	Carrying Amount at	Fair Value at
	Level	June 30, 2012	June 30, 2012	December 31, 2011	December 31, 2011
Mortgage notes payable	3	$144,460	$147,432	$5,060	$5,060
 The fair value of the mortgage notes payable are estimated using a discounted cash flow analysis, based on the Advisor's experience with similar types of borrowing arrangements.

Index
AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

Note 6 — Derivatives and Hedging Activities

Risk Management Objective of Using Derivatives

The Company may use derivative financial instruments, including interest rate swaps, caps, options, floors and other interest rate derivative contracts, to hedge all or a portion of the interest rate risk associated with its borrowings. The principal objective of such arrangements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions. The Company does not intend to utilize derivatives for speculative or other purposes other than interest rate risk management. The use of derivative financial instruments carries certain risks, including the risk that the counterparties to these contractual arrangements are not able to perform under the agreements. To mitigate this risk, the Company only enters into derivative financial instruments with counterparties with high credit ratings and with major financial institutions with which the Company and its affiliates may also have other financial relationships. The Company does not anticipate that any of the counterparties will fail to meet their obligations.

Cash Flow Hedges of Interest Rate Risk

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company primarily uses interest rate swaps and collars as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Interest rate collars designated as cash flow hedges involve the receipt of variable-rate amounts if interest rates rise above the cap strike rate on the contract and payments of variable-rate amounts if interest rates fall below the floor strike rate on the contract.

Derivatives are used to hedge the variable cash flows associated with existing or forecasted, variable-rate debt. The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. Such derivatives have been used to hedge the variable cash flows associated with variable rate debt. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. During the three and six months ended June 30, 2012, the Company recorded no hedge ineffectiveness in earnings.

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. During the next 12 months, the Company estimates that an additional $1.4 million will be reclassified from other comprehensive income as an increase to interest expense.

As of June 30, 2012 , the Company had the following outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk (dollar amounts in thousands):

Interest Rate Derivative	Balance Sheet Location	Number of Instruments	Notional Amount	Fair Value
Interest Rate Swap	Derivatives, at fair value	7	$94,960	$(2,924)

As of December 31, 2011, the Company had the following outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk (dollar amounts in thousands):

Interest Rate Derivative	Balance Sheet Location	Number of Instruments	Notional Amount	Fair Value
Interest Rate Swap	Derivatives, at fair value	1	$5,060	$(98)

Index
AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

The table below presents the fair value of the Company's derivative financial instruments as well as their classification on the Balance Sheet as of June 30, 2012 and December 31, 2011 (amounts in thousands):

	Balance Sheet Location	June 30, 2012	December 31, 2011
Derivatives designated as hedging instruments:
Interest Rate Swaps	Derivatives, at fair value	$(2,924)	$(98)

The table below details the location in the consolidated financial statements of the gain or loss recognized on interest rate derivatives designated as cash flow hedges for the three and six months ended June 30, 2012 (amounts in thousands). The Company had no active derivatives for the three and six months ended June 30, 2011.

	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012
Amount of loss recognized in accumulated other comprehensive loss from interest rate derivatives (effective portion)	$(2,472)	$(3,161)
Amount of loss reclassified from accumulated other comprehensive loss into income as interest expense (effective portion)	$(249)	$(335)
Amount of gain (loss) recognized in income on derivatives as loss on derivative instruments (ineffective portion and amount excluded from effectiveness testing)	$—	$—

Credit-risk-related Contingent Features

The Company has agreements with its derivative counterparties that contain provisions where if the Company either defaults or is capable of being declared in default on any of its indebtedness, then the Company could also be declared in default on its derivative obligations.

As of June 30, 2012, the fair value of the derivatives in a net liability position, including accrued interest but excluding any adjustment for nonperformance risk related to these agreements was $3.1 million. As of June 30, 2012, the Company has not posted any collateral related to these agreements and was not in breach of any agreement provisions. If the Company had breached any of these provisions, it could have been required to settle its obligations under the agreements at their aggregate termination value of $3.1 million at June 30, 2012.

Note 7 — Common Stock

On March 31, 2011, the Company’s IPO became effective. As of June 30, 2012 and December 31, 2011, the Company had 91.7 million and 10.4 million shares of common stock outstanding, from gross proceeds of $910.6 million and $102.7 million, respectively, including restricted stock and shares issued pursuant to the DRIP.

In July 2011, the Company’s Board of Directors declared a distribution rate equal to a 6.60% annualized rate based on the common stock price of $10.00.  The first distribution was paid in October 2011.  The distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month at a rate of $0.001803279 per day. The Board of Directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

Index
AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

Note 8 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.

Note 9 — Related Party Transactions and Arrangements

As of June 30, 2012 and December 31, 2011, the Special Limited Partner, an entity wholly owned by the Sponsor, owns 20,000 shares of the Company’s outstanding common stock.

Fees Paid in Connection with the IPO

The Dealer Manager and Sponsor receive fees and compensation in connection with the sale of the Company’s common stock. The Dealer Manager receives a selling commission of up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, the Dealer Manager receives up to 3.0% of the gross proceeds from the sale of common stock, before reallowance to participating broker-dealers, as a dealer-manager fee. The Dealer Manager may reallow its dealer-manager fee to such participating broker-dealers, based on such factors as the volume of shares sold by respective participating broker-dealers and marketing support incurred as compared to those of other participating broker-dealers. Total commissions and dealer manager fees incurred from the Dealer Manager for the three and six months ended June 30, 2012 were $57.9 million and $79.8 million, respectively. There were no such fees paid for the three and six months ended June 30, 2011.

The Advisor and its affiliates receive compensation and reimbursement for services relating to the IPO. All offering costs incurred by the Company or its affiliated entities on behalf of the Company are charged to additional paid-in capital on the accompanying balance sheets.  The following table details offering costs reimbursements from the Advisor and Dealer Manager during the three and six months ended June 30, 2012 and 2011 (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Fees and expense reimbursements incurred from the Advisor and Dealer Manager	$12,869	$448	$20,231	$529

The Company is responsible for offering and related costs from the ongoing offering, excluding commissions and dealer manager fees, up to a maximum of 1.5% of gross proceeds received from its ongoing offering of common stock as measured at the end of the offering. Offering costs in excess of the 1.5% cap as of the end of the offering are the Advisor's responsibility. As of June 30, 2012, offering and related costs exceeded 1.5% of gross proceeds received from the IPO by $8.8 million. The Advisor elected to cap cumulative offering costs incurred by the Company, net of unpaid amounts, to 15.0% of gross common stock proceeds during the offering period. As of June 30, 2012, cumulative offering costs were $112.1 million. As of June 30, 2012, cumulative offering costs, net of unpaid amounts, were less than the 15.0% threshold.

The Company had accrued expenses payable to the Advisor and Dealer Manager of $1.0 million and $0.1 million as of June 30, 2012 and December 31, 2011, respectively, for services relating to the IPO.

Index
AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

Fees Paid in Connection With the Operations of the Company

The Advisor receives an acquisition fee of 1.0% of the contract purchase price of each acquired property and is reimbursed for acquisition costs incurred in the process of acquiring properties, which is expected to approximate 0.5% of the contract purchase price. In no event will the total of all acquisition and advisory fees and acquisition expenses payable with respect to a particular investment exceed 4.5% of the contract purchase price.  Once the proceeds from the IPO have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) shall not exceed 1.5% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired.

The Company will pay the Advisor an annual fee of up to 0.75% of the cost of assets. Cost of assets includes the purchase price, acquisition expenses, capital expenditures and other customary capitalized costs, but will exclude acquisition fees to affiliates. However, the asset management fee shall be reduced by any amounts payable to the Property Manager as an oversight fee, such that the aggregate of the asset management fee and the oversight fee does not exceed 0.75% per annum of the cost of assets. Such asset management fee shall be payable on a monthly basis, at the discretion of the Company’s Board, in cash, common stock or restricted stock grants, or any combination thereof.  In addition, on a prospective basis, the Company’s board of directors, may elect to issue performance-based common stock or restricted stock grants, or in any combination thereof in lieu of cash for any then unpaid amount of the asset management fee, in an amount not to exceed the limit for the asset management fee set forth in the advisory agreement. The asset management fee will be reduced to the extent that the Company’s funds from operations, as adjusted, during the six months ending on the last calendar quarter immediately preceding the date the asset management fee is payable is less than the distributions paid with respect to such six month period.

Unless the Company contracts with a third party, the Company will pay to an affiliate of the Sponsor a property management fee of up to 2% of gross revenues from the Company’s stand-alone single-tenant net leased properties and 4% of gross revenues from its multi-tenant properties, plus, in each case, market-based leasing commissions applicable to the geographic location of the property.  The Company will also reimburse the affiliate for property level expenses.  If the Company contracts directly with third parties for such services, the Company will pay them customary market fees and will pay the affiliated Property Manager, an oversight fee of up to 1.0% of the gross revenues of the property managed.

If the Company’s Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing, subject to certain limitations.

Index
AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

The following table details amounts paid and reimbursed to affiliates and amounts contractually due and forgiven in connection with the operations related services described above for the three and six months ended June 30, 2012. There were no fees incurred or forgiven by the Advisor or Dealer Manager during the three and six months ended June 30, 2011 (amounts in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2012		June 30, 2012
	Incurred	Forgiven (1)	Incurred	Forgiven (1)
One-time fees and reimbursements:
Acquisition fees and related cost reimbursements	$4,265	$—	$7,506	$—
Financing coordination fees	436	—	1,045	—
Other expense reimbursements	140	—	302	—
Ongoing fees:
Asset management fees (2)	—	762	212	849
Property management fees	—	148	—	211
Total related party operation fees and reimbursements	$4,841	$910	$9,065	$1,060
____________________________

(1)
These cash fees have been waived.  The Company’s board of directors may elect, on a prospective basis, to pay asset management fees in the form of performance-based common stock or restricted stock grants, or any combination thereof.

(2) As of June 30, 2012, the Company had a receivable of $0.7 million, primarily for asset management fees to be refunded by the Advisor.

The Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that it will not reimburse the Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets, or (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non cash reserves and excluding any gain from the sale of assets for that period.  Additionally, the Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees or real estate commissions.  No reimbursement was paid to the Advisor for providing administrative services for the three and six months ended June 30, 2012 and 2011.

The Advisor may provide expense support to the Company from time to time to assist the Company with operating cash flow, distributions or other operational purposes. For the three and six months ended June 30, 2012, the Advisor provided $0.1 million of expense support to the Company, which was recorded as an offset to general and administrative expense on the consolidated statement of operations. No expense support was provided to the Company for the three and six months ended June 30, 2011. There can be no assurance that the Advisor will provide such expense support in the future.

As the Company’s real estate portfolio matures, the Company expects cash flows from operations (reported in accordance with GAAP) to cover a more significant portion of distributions and over time to cover the entire distribution. As the cash flows from operations become more significant, the Advisor may discontinue its past practice of forgiving fees and may charge the full fee owed to it in accordance with the Company’s agreements with the Advisor.

Fees Paid in Connection with the Liquidation or Listing of the Company’s Real Estate Assets

The Company will pay a brokerage commission on the sale of property, not to exceed the lesser of 2% of the contract sale price of the property and one-half of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a reasonable, customary and competitive real estate commission, in each case, payable to the
Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. No such fees were incurred or paid for the three and six months ended June 30, 2012.

Index
AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

The Company will pay a subordinated participation in the net sales proceeds of the sale of real estate assets of 15% of remaining net sale proceeds after return of capital contributions to investors plus payment to investors of a 6% cumulative, pre-tax non-compounded return on the capital contributed by investors.  The Company cannot assure that it will provide this 6% return but the Advisor will not be entitled to the subordinated participation in net sale proceeds unless the Company’s investors have received a 6% cumulative non-compounded return on their capital contributions. No such fees were incurred or paid for the three and six months ended June 30, 2012.

The Company will pay a subordinated incentive listing distribution of 15% of the amount by which the adjusted market value of real estate assets plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6% cumulative, pre-tax non-compounded annual return to investors.  The Company cannot assure that it will provide this 6% return but the Advisor will not be entitled to the subordinated incentive listing fee unless investors have received a 6% cumulative, pre-tax non-compounded return on their capital contributions. No such fees were incurred or paid for the three and six months ended June 30, 2012.  Neither the Advisor nor any of its affiliates can earn both the subordination participation in the net proceeds and the subordinated incentive listing distribution.

Note 10 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

Note 11 — Share-Based Compensation

Stock Option Plan

The Company has a stock option plan (the “Plan”) which authorizes the grant of nonqualified stock options to the Company’s independent directors, officers, advisors, consultants and other personnel, subject to the absolute discretion of the Board of Directors and the applicable limitations of the Plan. The exercise price for all stock options granted under the Plan will be fixed at $10.00 per share until the termination of the IPO, and thereafter the exercise price for stock options granted to the independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. A total of 500,000 shares have been authorized and reserved for issuance under the Plan. As of June 30, 2012 and December 31, 2011, no stock options were issued under the Plan.

Restricted Share Plan

The Company has an employee and director incentive restricted share plan (the “RSP”), which provides for the automatic grant of 3,000 restricted shares of common stock to each of the independent directors, without any further action by the Company’s Board of Directors or the stockholders, on the date of initial election to the Board of Directors and on the date of each annual stockholder’s meeting. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum. The RSP provides the Company with the ability to grant awards of restricted shares to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company. The total number of common shares granted under the RSP will not exceed 5.0% of the Company’s authorized common shares on a fully diluted basis at any time.

Index
AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

Restricted share awards entitle the recipient to receive common shares from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in common shares shall be subject to the same restrictions as the underlying restricted shares. In March 2011, 6,000 shares were issued to independent directors under the RSP at a fair value of $10.00 per share. On March 1, 2012, 3,000 of these shares were forfeited upon the resignation of an independent director; simultaneously, 6,000 new shares were issued to two new independent directors under the RSP at a fair value of $10.00 per share. Additionally, in June 2012, 9,000 shares were issued to independent directors under the RSP at a fair value of $9.00 per share. The fair value of these shares are being expensed over the vesting period of five years.

Compensation expense related to restricted stock was approximately $3,000 for the three and six months ended June 30, 2012, respectively. There was no compensation expense related to restricted stock for the three and six months ended June 30, 2011.

Other Share-Based Compensation

The Company may issue common stock in lieu of cash to pay fees earned by the Company's directors. There are no restrictions on the shares issued since these payments in lieu of cash relate to fees earned for services performed. There were 667 shares of common stock issued during the six months ended June 30, 2012 in lieu of $6,000 of board fees earned for services performed. No such shares were issued during the six months ended June 30, 2011.

Note 12 — Net Loss Per Share

The following is a summary of the basic and diluted net loss per share computation for the three and six months ended June 30, 2012 and 2011 (net loss dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net loss	$(5,030)	$(82)	$(9,428)	$(98)
Weighted average common shares outstanding	63,852,013	20,000	40,575,783	20,000
Net loss per share, basic and diluted	$(0.08)	$(4.10)	$(0.23)	$(4.90)

As of June 30, 2012, the Company had 17,400 shares of unvested restricted stock outstanding which were excluded from the calculation of diluted loss per share as the effect would have been antidilutive.

Index
AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

Note 13 — Subsequent Events

The Company has evaluated subsequent events through the filing of this Quarterly Report on Form 10-Q, and determined that there have been no events that have occurred that would require adjustments to its disclosures in the consolidated financial statements except for the following:

Completion of Acquisitions of Assets

The following table presents certain information about the properties that the Company acquired from July 1, 2012 to August 8, 2012 (dollar amounts in thousands):

	No. of Buildings	Square Feet	Base Purchase Price (1)
Total Portfolio – June 30, 2012	181	3,572,346	$517,679
Acquisitions	43	880,961	90,424
Total portfolio – August 8, 2012	224	4,453,307	$608,103
____________________________

(1)	Contract purchase price, excluding acquisition and transaction related costs.

The acquisitions made subsequent to June 30, 2012 were made in the normal course of business and none were individually significant to the total portfolio.

Financings

On August 8, 2012, the Company entered into a $12.3 million mortgage note payable with Goldman Sachs Commercial Mortgage Capital, L.P. The mortgage note has a five year term with a fixed interest rate of 3.70%. The mortgage note is encumbered with 27 properties.

Sales of Common Stock

From July 1, 2012 to July 31, 2012, the Company issued 22.1 million shares of common stock, including shares issued under the DRIP. Total gross proceeds from these issuances were $217.9 million.

Index
AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

Senior Revolving Credit Facility Agreement
On July 26, 2012, the Company entered into a senior revolving credit facility (the "Credit Facility") in the amount of $100.0 million with RBS Citizens, N.A. (“RBS”). The Credit Facility contains an “accordion” feature to allow the Company, under certain circumstances, to increase the aggregate commitments under the Credit Facility to a maximum of $250.0 million.
The Credit Facility is a revolving line of credit which has a term of 36 months, subject to the Company’s right to a 12-month extension. The Company will have the option, based upon its corporate leverage, to have loans taken out under the Credit Facility priced at either: (a) LIBOR, plus an applicable margin that ranges from 2.10% to 3.50%; or (b) the Base Rate, as defined in the Credit Facility, plus an applicable margin that ranges from 2.50% to 3.00%.
The Credit Facility provides for monthly interest payments for Base Rate loans. For all other loans, interest payments will be made at the end of an applicable interest period, designated at the time the loan is made. If the Company does not use a certain percentage of the proceeds from the Credit Facility, it will be required to pay an unused fee. All principal outstanding on the Company’s borrowings under the Credit Facility will be due on the maturity date in July 2015. Borrowings under the Credit Facility may be prepaid from time to time and at any time, in whole or in part, without premium or penalty, subject to reimbursement of certain costs and expenses. In the event of a default, each lender has the right to terminate its obligations under the Credit Facility, and to accelerate the payment on any unpaid principal amount of all outstanding loans. The Company has guaranteed the obligations under the Credit Facility.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the accompanying financial statements of American Realty Capital Trust III, Inc. and the notes thereto. As used herein, the terms "we," "our" and "us" refer to American Realty Capital Trust III, Inc., a Maryland corporation, and, as required by context, to American Realty Capital Operating Partnership III, L.P. (the "OP"), a Delaware limited partnership, and its subsidiaries. American Realty Capital Trust III, Inc. is externally managed by American Realty Capital Advisors III, LLC (the "Advisor"), a Delaware limited liability company.

Forward-Looking Statements

Certain statements included in this Quarterly Report on Form 10-Q are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of American Realty Capital Trust III, Inc. (the "Company," "we" "our" or "us") and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

•	We have a limited operating history and the Advisor has limited experience operating a public company. This inexperience makes our future performance difficult to predict.

•
All of our executive officers are also officers, managers and/or holders of a direct or indirect controlling interest in our Advisor, our dealer manager, Realty Capital Securities, LLC (the "Dealer Manager") and other American Realty Capital affiliated entities. As a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s compensation arrangements with us and other investment programs advised by American Realty Capital affiliates and conflicts in allocating time among these investment programs and us. These conflicts could result in unanticipated actions.

•
Because investment opportunities that are suitable for us may also be suitable for other American Realty Capital advised investment programs, our Advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders.

•
While we are raising capital and investing the proceeds of our ongoing initial public offering ("IPO"), the competition for the type of properties we desire to acquire may cause our distributions and the long-term returns of our investors to be lower than they otherwise would be.

•	No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid.

•	If we and our Advisor are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

•
Our initial IPO, which commenced on March 31, 2011, is a blind pool offering, and you may not have the opportunity to evaluate our investments before you make your purchase of our common stock, thus making your investment more speculative.

•
If we raise substantially less than the maximum offering in our IPO, we may not be able to invest in a diversified portfolio of real estate assets and the value of an investment in us may vary more widely with the performance of specific assets.

•	We may be unable to pay or maintain cash distributions or increase distributions over time.

•	We are obligated to pay substantial fees to our Advisor and its affiliates.

•	We depend on tenants for our revenue, and, accordingly, our revenue is dependent upon the success and economic viability of our tenants.

•	Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

•
We may not generate cash flows sufficient to pay our distributions to stockholders, as such we may be forced to borrow at higher rates or depend on our Advisor to waive reimbursements of certain expenses and fees to fund our operations.

•	We are subject to risks associated with the significant dislocations and liquidity disruptions currently existing or occurring in the United States credit markets.

•	We may fail to qualify or continue to qualify to be treated as a real estate investment trust ("REIT") for U.S. federal income tax purposes.

•	We may be deemed to be an investment company under the Investment Company Act of 1940, as amended, and thus subject to regulation under the Investment Company Act of 1940, as amended.

Overview

We are a Maryland corporation, incorporated on October 15, 2010, that qualified as a REIT for U.S. federal income tax purposes for the taxable year ended December 31, 2011. On March 31, 2011, we commenced our ongoing IPO on a "reasonable best efforts" basis of up to 150.0 million shares of common stock, $0.01 par value per share, at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 333-170298) (the "Registration Statement") filed with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended. The Registration Statement also covers up to 25.0 million shares available pursuant to a distribution reinvestment plan (the "DRIP") under which our common stockholders may elect to have their distributions reinvested in additional shares of our common stock at the greater of $9.50 per share or 95% of the estimated value of a share of common stock.

We sold 20,000 shares of common stock to American Realty Capital III Special Limited Partnership, LLC (the "Special Limited Partner"), an entity wholly owned by AR Capital, LLC (the "Sponsor") on October 20, 2010, at $10.00 per share. In August 2011, we had raised proceeds sufficient to break escrow in connection with our IPO. As of June 30, 2012, we had 91.7 million shares of common stock outstanding, including unvested restricted shares and shares issued pursuant to the DRIP. Total gross proceeds from these issuances were $910.6 million. As of June 30, 2012, the aggregate value of all common share issuances, excluding unvested restricted stock, was $916.3 million, based on a per share value of $10.00 (or $9.50 for shares issued under the DRIP).

We were formed to primarily acquire a diversified portfolio of commercial properties, comprised primarily of freestanding single-tenant properties that are net leased to investment grade and other creditworthy tenants. All such properties may be acquired and operated by us alone or jointly with another party. We may also originate or acquire first mortgage loans secured by real estate. We purchased our first property and commenced real estate operations in September 2011.  As of June 30, 2012, we owned 181 properties with an aggregate purchase price of $517.7 million, comprised of 3.6 million square feet which were 100% leased. As of June 30, 2012, rental revenues derived from investment grade tenants as rated by a major rating agency, represented 92.1% (includes properties leased to Fedex Ground Package Systems, Inc. an unrated wholly owned subsidiary of Fedex Corp. We have attributed the rating of the parent company to its wholly owned subsidiary for purposes of this disclosure.) of annualized rental income on a straight line basis.

Substantially all of our business is conducted through the OP. We are the sole general partner and holder of substantially all of the units of the limited partner interest in the OP. Our Advisor is the sole limited partner and holds 202 units of limited partner interest in the OP ("OP Units"), which represents a nominal percentage of the aggregate OP ownership. The limited partner interest has the right to convert OP units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of our common stock, as allowed by the limited partnership agreement of the OP. The remaining rights of the limited partner interest are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP's assets.

We have no paid employees. We have retained our Advisor to manage our affairs on a day-to-day basis. We have retained American Realty Capital Properties III, LLC (the "Property Manager"), an entity wholly owned by the Special Limited Partner, serves as our property manager. Realty Capital Securities, LLC (the "Dealer Manager"), an affiliate of the Sponsor, serves as the dealer manager of our IPO. The Advisor, Property Manager and Dealer Manager are related parties and will receive compensation and fees for services related to the IPO and for the investment and management of our assets. Such entities receive compensation and fees during the offering, acquisition, operational and liquidation stages.

Real estate-related investments may be higher-yield and higher-risk investments that our Advisor will actively manage, if we elect to acquire such investments. The real estate-related investments in which we may invest include: (i) mortgage loans; (ii) equity securities such as common stocks, preferred stocks and convertible preferred securities of real estate companies; (iii) debt securities, such as mortgage-backed securities, commercial mortgages, mortgage loan participations and debt securities issued by other real estate companies; and (iv) certain types of illiquid securities, such as mezzanine loans and bridge loans. Since our inception, we have not acquired or own any real estate-related investments.

Significant Accounting Estimates and Critical Accounting Policies

Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by our management. As a result, these estimates are subject to a degree of uncertainty. These significant accounting estimates and critical accounting policies include:

Offering and Related Costs

Offering and related costs include all expenses incurred in connection with our IPO. Offering costs (other than selling commissions and the dealer manager fees) include costs that may be paid by the Advisor, the Dealer Manager or their affiliates on our behalf.  These costs include but are not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow service related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for a portion of the costs of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. We are obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on our behalf, provided that the Advisor is obligated to reimburse us to the extent organization and offering costs (excluding selling commissions and the dealer manager fee) incurred by us in our offering exceed 1.5% of gross offering proceeds at the end of the IPO. As a result, these costs are only our liability to the extent aggregate selling commissions, the dealer manager fee and other offering costs do not exceed 11.5% of the gross proceeds determined at the end of the IPO.

Revenue Recognition

Our revenues, which are derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many of our leases provide for rental increases at specified intervals, straight-line basis accounting requires us to record a receivable, and include in revenues, unbilled rent receivables that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. We defer the revenue related to lease payments received from tenants in advance of their due dates.

We continually review receivables related to rent and unbilled rent receivables and determine collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, we record an increase in our allowance for uncollectible accounts or record a direct write-off of the receivable in our consolidated statements of operations.

Investments in Real Estate

Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five to fifteen years for fixtures and improvements and the shorter of the useful life or the remaining lease term for acquired intangible lease assets and tenant improvements.

We are required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis. We are required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the statement of operations at fair value for all periods presented. Properties that are intended to be sold are to be designated as “held for sale” on the balance sheet.

Long-lived assets are carried at cost and evaluated for impairment when events or changes in circumstances indicate such an evaluation is warranted or when they are designated as held for sale. Valuation of real estate is considered a “critical accounting estimate” because the evaluation of impairment and the determination of fair values involve a number of management assumptions relating to future economic events that could materially affect the determination of the ultimate value, and therefore, the carrying amounts of our real estate. Additionally, decisions regarding when a property should be classified as held for sale are also highly subjective and require significant management judgment.

Events or changes in circumstances that could cause an evaluation for impairment include the following:

•	a significant decrease in the market price of a long-lived asset;

•	a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition;

•	a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset, including an adverse action or assessment by a regulator;

•	an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset; and

•
a current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset.

We review our portfolio on an ongoing basis to evaluate the existence of any of the aforementioned events or changes in circumstances that would require us to test for recoverability. In general, our review of recoverability is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value expected, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property. We are required to make subjective assessments as to whether there are impairments in the values of our investments in real estate. These assessments have a direct impact on our net income because recording an impairment loss results in an immediate negative adjustment to net income.

Purchase Price Allocation

We allocate the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. We utilize various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on cost segregation studies performed by independent third-parties or on our analysis of comparable properties in our portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships, as applicable.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by us in our analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which typically ranges from six to 12 months. We also estimate costs to execute similar leases including leasing commissions, legal and other related expenses.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values are amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, we initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The aggregate value of intangibles assets related to customer relationship is measured based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the tenant. Characteristics considered by us in determining these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors.

The value of in-place leases is amortized to expense over the initial term of the respective leases, which range primarily from seven to 25 years. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, we utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We also consider information obtained about each property as a result of our pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Derivative Instruments

We may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. The principal objective of such agreements is to minimize the risks and/or costs associated with our operating and financial structure as well as to hedge specific anticipated transactions.

We record all derivatives on the balance sheet at fair value.  The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that is attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge.  We may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or we elect not to apply hedge accounting.

Recently Issued Accounting Pronouncements
In May 2011, the Financial Accounting Standards Board (the "FASB") issued guidance that expands the existing disclosure requirements for fair value measurements, primarily for Level 3 measurements, which are measurements based on unobservable inputs such as our own data. This guidance is largely consistent with current fair value measurement principles with few exceptions that do not result in a change in general practice. The guidance was applied prospectively and was effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on our financial position or results of operations as the guidance relates only to disclosure requirements.

In June 2011, the FASB issued guidance requiring entities to present items of net income and other comprehensive income either in one continuous statement - referred to as the statement of comprehensive income - or in two separate, but consecutive, statements of net income and other comprehensive income. The new guidance does not change which components of comprehensive income are recognized in net income or other comprehensive income, or when an item of other comprehensive income must be reclassified to net income. In December 2011, the FASB deferred certain provisions of this guidance related to the presentation of certain reclassification adjustments out of accumulated other comprehensive income, by component in both the statement and the statement where the reclassification is presented. This guidance was applied prospectively and was effective for interim and annual periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on our financial position or results of operations but changed the location of the presentation of other comprehensive income to more closely associate the disclosure with net income.

In September 2011, the FASB issued guidance that allows entities to perform a qualitative analysis as the first step in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If it is determined that it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, then a quantitative analysis for impairment is not required. The guidance was effective for interim and annual impairment tests for fiscal periods beginning after December 15, 2011.  The adoption of this guidance did not have a material impact on our financial position or results of operations.

In December 2011, the FASB issued guidance regarding disclosures about offsetting assets and liabilities, which requires entities to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The guidance is effective for fiscal years and interim periods beginning on or after January 1, 2013 with retrospective application for all comparative periods presented. The adoption of this guidance, which is related to disclosure only, is not expected to have a material impact on our consolidated financial position or results of operations.

Results of Operations

As of June 30, 2012, we owned 181 properties with an aggregate purchase price of $517.7 million, comprised of 3.6 million square feet which were 100% leased. The annualized rental income per square foot of the properties at June 30, 2012 was $11.33 with a weighted average remaining lease term of 12.8 years. As of June 30, 2011, we did not own any properties and were in the development stage of operations. During the three and six months ended June 30, 2011, we had no income and our total expenses of $82,000 and $98,000, respectively, represented general and administrative expenses.

Comparison of Three Months Ended June 30, 2012 to Three Months Ended June 30, 2011

Rental Income

Rental income was $8.1 million for the three months ended June 30, 2012. Rental income was derived from our acquisition of 181 properties with an aggregate purchase price of $517.7 million representing 3,572,346 square feet, which were 100% leased as of June 30, 2012, with an annualized rental income per square foot of $11.33. We did not own any properties during the three months ended June 30, 2011.

Operating Expense Reimbursements

Operating expense reimbursements were $0.1 million for the three months ended June 30, 2012. Operating expense reimbursements represent reimbursements for taxes, property maintenance and other charges contractually due from tenants per their respective lease arrangements. There were no properties purchased and therefore no operating expense reimbursements for the three months ended June 30, 2011.

Acquisition and Transaction Related Costs

Acquisition and transaction related costs for the three months ended June 30, 2012 were $5.8 million. These costs related to legal and other closing costs associated with our acquisition of 88 properties for a purchase price of $249.4 million. There were no properties purchased and therefore no acquisition and transaction related costs for the three months ended June 30, 2011.

Property Operating Expenses

Property operating expenses for the three months ended June 30, 2012 were $0.2 million. These costs primarily relate to the costs associated with maintaining the property including real estate taxes, utilities and repairs and maintenance. We did not own any properties during the three months ended June 30, 2011 and as a result did not have any property operating expenses.

Operating Fees to Affiliates

Asset Management Fees:

Our Advisor is entitled to fees for the management of our properties. The Advisor has elected to waive the asset management fees for the three months ended June 30, 2012. For the three months ended June 30, 2012, we would have incurred asset management fees of $0.8 million, had the fees not been waived. There were no asset management fees incurred or forgiven by the Advisor during the three months ended June 30, 2011.

Property Management Fees:

Our Property Manager has elected to waive the property management fees for the three months ended June 30, 2012. Such fees represent amounts that, had they not been waived, would have been paid to our Property Manager to manage and lease our properties. For the three months ended June 30, 2012, we would have incurred property management fees of $0.1 million, had the fees not been waived. There were no property management fees incurred or forgiven by the Property Manager during the three months ended June 30, 2011.

General and Administrative Expenses

General and administrative expenses increased $0.1 million to $0.2 million for the three months ended June 30, 2012 from approximately $0.1 million for the three months ended June 30, 2011. General and administrative expenses primarily included professional fees, Board member compensation and insurance expense, net of costs absorbed by our Advisor of $0.1 million during the three months ended June 30, 2012. No such costs were absorbed during the three months ended June 30, 2011.

Depreciation and Amortization Expense

Depreciation and amortization expense of $5.3 million for the three months ended June 30, 2012, related to the properties purchased since we commenced real estate operations in September 2011. The purchase price of acquired properties is allocated to tangible and identifiable intangible assets and depreciated or amortized over their estimated useful lives. There were no properties purchased and therefore no depreciation and amortization expense for the three months ended June 30, 2011.

Interest Expense

Interest expense of $1.8 million for the three months ended June 30, 2012, related to financing of a portion of the properties acquired since we commenced real estate operations in September 2011. We view these secured financing sources as an efficient and accretive means to acquire properties. There were no mortgages payable and therefore no interest expense during the three months ended June 30, 2011.

Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the level of proceeds raised in our IPO, the cost of borrowings and the opportunity to acquire real estate assets which meet our investment objectives.

Comparison of Six Months Ended June 30, 2012 to Six Months Ended June 30, 2011

Rental Income

Rental income was $11.3 million for the six months ended June 30, 2012. Rental income was driven by our acquisition of 181 properties with an aggregate purchase price of $517.7 million representing 3,572,346 square feet, which were 100% leased as of June 30, 2012, with an annualized rental income per square foot of $11.33. We did not own any properties during the six months ended June 30, 2011.

Operating Expense Reimbursements

Operating expense reimbursements were $0.2 million for the six months ended June 30, 2012. Operating expense reimbursements represent reimbursements for taxes, property maintenance and other charges contractually due from tenants per their respective lease arrangements. We did not own any properties and therefore, had no operating expense reimbursements for the six months ended June 30, 2011.

Acquisition and Transaction Related Costs

Acquisition and transaction related costs for the six months ended June 30, 2012 were $10.3 million. These costs related to legal and other closing costs associated with our acquisition of 140 properties for a purchase price of $445.2 million. There were no properties purchased and therefore no acquisition and transaction related costs for the six months ended June 30, 2011.

Property Operating Expenses

Property operating expenses for the six months ended June 30, 2012 were $0.3 million. These costs primarily relate to the costs associated with maintaining the property including real estate taxes, utilities and repairs and maintenance. We did not own any properties and therefore, had no property operating expenses for the six months ended June 30, 2011.

Operating Fees to Affiliates

Asset Management Fees:

Our Advisor is entitled to fees for the management of our properties. The Advisor was paid $0.2 million and has elected to waive $0.8 million of asset management fees for the six months ended June 30, 2012. There were no asset management fees incurred or forgiven by the Advisor during the six months ended June 30, 2011.

Property Management Fees:

Our Property Manager has elected to waive the property management fees for the six months ended June 30, 2012. Such fees represent amounts that, had they not been waived, would have been paid to our Property Manager to manage and lease our properties. For the six months ended June 30, 2012, we would have incurred property management fees of $0.2 million, had the fees not been waived. There were no property management fees incurred or forgiven by the Property Manager during the six months ended June 30, 2011.

General and Administrative Expenses

General and administrative expenses increased $0.3 million to $0.4 million for the six months ended June 30, 2012 from approximately $0.1 million for the six months ended June 30, 2011. General and administrative expenses primarily included professional fees, Board member compensation and insurance expense, net of costs absorbed by our Advisor of $0.1 million during the six months ended June 30, 2012. No such costs were absorbed during the six months ended June 30, 2011.

Depreciation and Amortization Expense

Depreciation and amortization expense of $7.3 million for the six months ended June 30, 2012, related to the properties purchased since we commenced real estate operations in September 2011. The purchase price of acquired properties is allocated to tangible and identifiable intangible assets and depreciated or amortized over their estimated useful lives. There were no properties purchased and therefore no depreciation and amortization expense for the six months ended June 30, 2011.

Interest Expense

Interest expense of $2.4 million for the six months ended June 30, 2012, related to financing of a portion of the properties acquired since we commenced real estate operations in September 2011. We view these secured financing sources as an efficient and accretive means to acquire properties. There were no mortgages payable and therefore no interest expense during the six months ended June 30, 2011.

Cash Flows for the Six Months Ended June 30, 2012

For the six months ended June 30, 2012, net cash used in operating activities was $0.7 million. The level of cash flows used in or provided by operating activities is affected by the amount of acquisition and transaction related costs incurred, the timing of interest payments and the amount of borrowings outstanding during the period, as well as the receipt of scheduled rent payments. Cash flows used in operating activities during the six months ended June 30, 2012 include $10.3 million of acquisition costs and non-cash expenses of $7.6 million. In addition, increases in prepaid expenses of $1.1 million occurred primarily due to an increase in unbilled rent receivables recorded in accordance with straight-line basis accounting. These cash outflows were partially offset by the increase in accounts payable and accrued expenses of $1.4 million and an increase in deferred rent of $0.8 million, primarily representing rent payments received in advance of the respective due date.

Net cash used in investing activities during the six months ended June 30, 2012 of $445.8 million primarily related to the 140 properties acquired during the period for a purchase price of $445.2 million.

Net cash provided by financing activities of $822.1 million during the six months ended June 30, 2012 related to proceeds from the issuance of shares of common stock, net of receivables and common stock repurchases, of $794.8 million and proceeds from mortgage notes payable of $139.4 million. These cash inflows were partially offset by payments related to offering costs of $96.1 million of financing costs of $8.6 million, distribution payments of $5.1 million and an increase in restricted cash of $1.5 million.

Cash Flows for the Six Months Ended June 30, 2011

For the six months ended June 30, 2011, net cash used in operating activities of $0.1 million, was primarily due to a net loss of $0.1 million.

Net cash provided by financing activities of $0.1 million during the six months ended June 30, 2011 related to proceeds from affiliates of $0.3 million, partially offset by payments related to offering costs of $0.3 million.

Liquidity and Capital Resources

In August 2011, we had raised proceeds sufficient to break escrow in connection with our IPO.  We purchased our first property and commenced our real estate operations in September 2011.  As of June 30, 2012, we owned 181 properties with an aggregate purchase price of $517.7 million.

Our principal demands for funds will continue to be for property acquisitions, either directly or through investment interests, for the payment of operating expenses, distributions to our stockholders and for the payment of principal and interest on the outstanding indebtedness we expect to incur.

We expect to meet our future short-term operating liquidity requirements through a combination of net cash provided by our current property operations and the operations of properties to be acquired in the future, advances under our senior revolving credit facility and proceeds from the sale of common stock.  Management expects that in the future, as our portfolio matures, our properties will generate sufficient cash flow to cover operating expenses and the payment of our monthly distribution. Other potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from private offerings and undistributed funds from operations.

We expect to continue to raise capital through the sale of our common stock and to utilize the net proceeds from the sale of our common stock and proceeds from secured financings to complete future property acquisitions. As of June 30, 2012, we had 91.7 million shares of common stock outstanding, including unvested restricted stock, for gross proceeds of $910.6 million.

Our Board of Directors has adopted a share repurchase plan that enables our stockholders to sell their shares to us under limited circumstances. At the time a stockholder requests a redemption, we may, subject to certain conditions, redeem the shares presented for repurchase for cash to the extent we have sufficient funds available to fund such purchase. During the six months ended, we received four requests to repurchase an aggregate of 21,567 shares of our common stock pursuant to our share repurchase plan. As of June 30, 2012, we funded the repurchase requests of 9,067 shares at an average price per share of $10.00. As of June 30, 2012, we approved the repurchase request of 12,500 shares, at an average price per share of $10.00. We fund share repurchases from proceeds from common our offering. As of the date of this filing, we are not aware of any other repurchase requests.

As of June 30, 2012, we had cash and cash equivalents of $391.7 million.  We expect cash flows from operations and the sale of common stock, as well as proceeds from secured financings to be used primarily to invest in additional real estate, pay debt service, pay operating expenses and pay stockholder distributions.

Acquisitions

Our Advisor evaluates potential acquisitions of real estate and real estate related assets and engages in negotiations with sellers and borrowers on our behalf.  Investors should be aware that after a purchase contract is executed that contains specific terms the property will not be purchased until the successful completion of due diligence and negotiation of final binding agreements. During this period, we may decide to temporarily invest any unused proceeds from common stock offerings in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions. Generally, capital needs for property acquisitions will be met through net proceeds received from the sale of common stock through our ongoing offering. We may also from time to time enter into other agreements with third parties whereby third parties will make equity investments in specific properties or groups of properties that we acquire.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as funds from operations ("FFO"), which the Company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust, or REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company’s net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed in the prospectus for our offering (the “Prospectus”), we will use the proceeds raised in the offering to acquire properties, and intends to begin the process of achieving a liquidity event (i.e., listing of its common stock on a national exchange, a merger or sale or another similar transaction) within three to five years of the completion of the offering. Thus, we will not continuously purchase assets and will have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association (“IPA”), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that the we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe it is presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we are responsible for managing interest rate, hedge and foreign exchange risk, it does retain an outside consultant to review all its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash, and therefore such funds will not be available to distribute to investors. All paid and accrued acquisition fees and expenses negatively impact our operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to non-listed REITs that have completed their acquisition activities and have similar operating characteristics. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance. As disclosed elsewhere in our Prospectus, the purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. Acquisition fees and expenses will not be reimbursed by the advisor if there are no further proceeds from the sale of shares in this offering, and therefore such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate the our performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that its use of MFFO and the adjustments used to calculate it allow us to present its performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisitions costs are funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of its liquidity, or indicative of funds available to fund its cash needs including its ability to make distributions to its stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO or MFFO.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT, or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust its calculation and characterization of FFO or MFFO.

The table below reflects FFO in accordance with the NAREIT definition as well as MFFO in the IPA recommended format for the three months ended March 31, 2012 and June 30, 2012, respectively, and the six months ended June 30, 2012 (in thousands). We do not present FFO and MFFO for the three and six months ended June 30, 2011 as we had no property income or expenses during that period:

	Three Months Ended		Six Months Ended
	March 31, 2012	June 30, 2012	June 30, 2012
Net loss (in accordance with GAAP)	$(4,398)	$(5,030)	$(9,428)
Depreciation and amortization	2,016	5,296	7,312
FFO	(2,382)	266	(2,116)
Acquisition fees and expenses (1)	4,443	5,827	10,270
MFFO	2,061	6,093	8,154
Straight-line rent (2)	(42)	(187)	(229)
MFFO - IPA recommended format	$2,019	$5,906	$7,925
____________________________
(1) In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our Advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property.

(2) Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.

Distributions

In July 2011, our Board of Directors declared a distribution rate equal to a 6.60% annualized rate based on the common stock price of $10.00.  The first distribution was paid in October 2011.  The distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month at a rate of $0.001803279 per day.

During the three and six months ended June 30, 2012, distributions paid to common stockholders totaled $7.4 million and $9.4 million, respectively. The three and six months ended June 30, 2012 distributions included $3.4 million and $4.3 million, respectively, of the value of common stock issued under the DRIP. Distribution payments are dependent on the availability of funds.  Our Board of Directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

As of June 30, 2012, cash used to pay our distributions was generated from property operating results, proceeds from common stock issued under the DRIP and proceeds from financings.

The following table shows the sources for the payment of distributions to common stockholders for the three months ended March 31, 2012 and June 30, 2012, respectively, and the six months ended June 30, 2012 (amounts in thousands):

	Three Months Ended				Six Months Ended
	March 31, 2012		June 30, 2012		June 30, 2012
	Distribution	Percentage of Distribution	Distribution	Percentage of Distribution	Distribution	Percentage of Distribution
Distributions:
Distributions paid in cash	$1,075		$4,052		$5,127
Distributions reinvested (1)	922		3,335		4,257
Total distributions	$1,997		$7,387		$9,384
Source of distributions:
Cash flows provided by operations (2)	$—	—%	$—	—%	$—	—%
Proceeds from issuance of common stock	—	—%	—	—%	—	—%
Proceeds from financings	1,075	54%	4,052	55%	5,127	55%
Common stock issued under the DRIP / offering proceeds	922	46%	3,335	45%	4,257	45%
Total sources of distributions	$1,997	100%	$7,387	100%	$9,384	100%
Cash flows used in operations (GAAP basis) (2)	$(3,515)		$2,812		$(703)
Net loss (in accordance with GAAP)	$(4,398)		$(5,030)		$(9,428)
____________________________

(1)	Distributions reinvested pursuant to the DRIP, which do not impact our cash flows.

(2)
Includes the impact of expensing acquisition and transaction related costs as incurred of $4.4 million, $5.8 million and $10.3 million for the three months ended March 31, 2012 and the three and six months ended June 30, 2012, respectively.

The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from October 15, 2010 (date of inception) through June 30, 2012 (amounts in thousands):

Period from October 15, 2010 (Date of Inception) to June 30, 2012
Distributions paid:
Common stockholders in cash	$5,421
Common stockholders pursuant to DRIP	4,528
Total distributions paid	$9,949

Reconciliation of net loss:
Revenues	$12,277
Acquisition and transaction-related expenses	(12,293)
Depreciation and amortization	(7,811)
Other operating expense	(1,352)
Other non-operating expense	(2,373)
Net loss (in accordance with GAAP) (1)	$(11,552)
____________________________

(1)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

Loan Obligations

The payment terms of our loan obligations may vary. In general, we expect that only interest amounts will be payable monthly with all unpaid principal and interest due at maturity. Our loan agreements may stipulate that we comply with specific reporting and financial covenants mainly related to debt coverage ratios and loan to value ratios. Each loan that has these requirements may have specific ratio thresholds that must be met. As of June 30, 2012, we were in compliance with the debt covenants under our loan agreements.

As of June 30, 2012, we had non-recourse mortgage indebtedness secured by real estate of $144.5 million. As of June 30, 2012, our secured debt leverage ratio was 27.9% (defined as secured mortgage indebtedness divided by the base purchase price of acquired real estate investments). Our mortgage indebtedness bore interest at a weighted average effective interest rate of 4.68% per annum and had a weighted average maturity of 6.5 years. We may in the future incur additional mortgage debt on the properties we currently own or use long-term non-recourse financing to acquire additional properties in the future.

Our Advisor may, with the approval of our independent directors, seek to borrow short-term capital that, combined with secured mortgage financing, exceeds our targeted leverage ratio. Such short-term borrowings may be obtained from third parties on a case-by-case basis as acquisition opportunities present themselves simultaneous with our capital raising efforts. We view the use of short-term borrowings as an efficient and accretive means of acquiring real estate in advance of raising equity capital. Accordingly, we can take advantage of buying opportunities as we expand our fundraising activities. As additional equity capital is obtained, these short-term borrowings will be repaid.

Contractual Obligations

The following is a summary of our contractual obligations as of June 30, 2012 (in thousands):

			Years Ended
	Total	July 1, 2012 to December 31, 2012	2013 -2014	2015-2016	Thereafter
Principal Payments Due:
Mortgage notes payable	$144,460	$—	$—	$5,060	$139,400
Interest Payments Due:
Mortgage notes payable	$47,720	$3,405	$13,510	$13,481	$17,324

Election as a REIT

We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2011. If we continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, and so long as we distribute at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income. We believe we are organized and operated in such a manner as to continue to qualify to be taxed as a REIT.

Inflation

Some of our leases contain provisions designed to mitigate the adverse impact of inflation. These provisions generally increase rental rates during the terms of the leases either at fixed rates or indexed escalations (based on the Consumer Price Index or other measures). We may be adversely impacted by inflation on the leases that do not contain indexed escalation provisions. In addition, our net leases require the tenant to pay its allocable share of operating expenses, which may include common area maintenance costs, real estate taxes and insurance. This may reduce our exposure to increases in costs and operating expenses resulting from inflation.

Related-Party Transactions and Agreements

We have entered into agreements with affiliates of AR Capital, LLC, whereby we pay certain fees or reimbursements to our Advisor or its affiliates in connection with acquisition and financing activities, sales of common stock under our offering, asset and property management services and reimbursement of operating and offering related costs. See Note 9 — Related Party Transactions and Arrangements to our consolidated financial statements included in this report for a discussion of the various related party transactions, agreements and fees.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or interest rates. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars, and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes. We do not have any foreign operations and thus we are not exposed to foreign currency fluctuations. Our long-term debt, which consists of a secured financing, bears interest at a floating rate which is fixed through the used of an interest rate swap agreements.

As of June 30, 2012, our debt included fixed-rate secured mortgage financings, including debt fixed through the use of interest rate derivative instruments, with a carrying value of $144.5 million and a fair value of $147.4 million. Changes in market interest rates on our fixed-rate debt impact the fair value of the notes, but it has no impact on interest incurred or cash flow. For instance, if interest rates rise 100 basis points and our fixed rate debt balance remains constant, we expect the fair value of our obligation to decrease, the same way the price of a bond declines as interest rates rise.
The sensitivity analysis related to our fixed–rate debt assumes an immediate 100 basis point move in interest rates from their June 30, 2012 levels, with all other variables held constant.  A 100 basis point increase in market interest rates would result in a decrease in the fair value of our fixed-rate debt by $6.5 million. A 100 basis point decrease in market interest rates would result in an increase in the fair value of our fixed-rate debt by $13.2 million. These amounts were determined by considering the impact of hypothetical interest rates changes on our borrowing costs, and, assuming no other changes in our capital structure.
As the information presented above includes only those exposures that existed as of June 30, 2012, it does not consider exposures or positions arising after that date. The information represented herein has limited predictive value. Future actual realized gains or losses with respect to interest rate fluctuations will depend on cumulative exposures, hedging strategies employed and the magnitude of the fluctuations.

Item 4. Controls and Procedures

In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that the disclosure controls and procedures are effective.

No change occurred in our internal controls over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act) during the three months ended June 30, 2012 that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

PART II

Item 1. Legal Proceedings

We are not a party to, and none of our property is subject to, any material pending legal proceedings.

Item 1A. Risk Factors

There have been no material changes from the risk factors set forth in our December 31, 2011 Annual Report on Form 10-K filed with the SEC on February 29, 2012, except for the item described below.

Distributions paid from sources other than our cash flow from operations, particularly from proceeds of this offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flow from operations and may adversely affect your overall return.

We began to pay distributions in October 2011. For the six months ended June 30, 2012, our cash flows used in operations of $(0.7) million was a shortfall of $10.1 million, or 100%, to our distributions paid of $9.4 million during such period, and such shortfall was paid from proceeds from financings and common stock issued under the DRIP. Additionally, we may in the future pay distributions from sources other than from our cash flow from operations.

Until we acquire additional properties or other real estate-related investments, we may not generate sufficient cash flow from operations to pay distributions. Our inability to acquire additional properties or other real estate-related investments may result in a lower return on your investment than you expect. If we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our advisor, and/or our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the proceeds from this offering. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with this offering. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

If we fund distributions from the proceeds of this offering, we will have less funds available for acquiring properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of this offering may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities convertible or exercisable into shares of our common stock to third party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flow from operations, affect our profitability and/or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment.

Item 2. Unregistered Sales of Equity Securities

We did not sell any equity securities that were not registered under the Securities Act during the six months ended June 30, 2012.

On March 31, 2011, our Registration Statement covering a public offering of up to 150.0 million shares of common stock for up to $10.00 per share, for an aggregate offering price of up to $1.5 billion, was declared effective under the Securities Act. The offering commenced on March 31, 2011 and is ongoing. Shares are offered in our public offering initially at a price of $10.00 per share. Shares are offered pursuant to our DRIP initially at a price of $9.50 per share.

As of June 30, 2012, we had outstanding 91.7 million common shares, including unvested restricted shares and shares issued pursuant to the DRIP. Total gross proceeds from these issuances were $910.6 million. As of June 30, 2012, the aggregate value of all common share issuances, excluding unvested restricted stock, was $916.3 million, based on a per share value of $10.00 (or $9.50 for shares issued under the DRIP).

The following table reflects the offering costs associated with the issuance of common stock for the six months ended June 30, 2012 (in thousands):

Dealer manager fees	$79,791
Other offering costs	16,392
Total offering costs	$96,183

The Dealer Manager reallowed the selling commissions and a portion of the dealer manager fees to participating broker-dealers. The following table details the selling commissions paid and reallowed during the six months ended June 30, 2012 (in thousands):

Total commission paid to Dealer Manager	$79,791
Less:
Commissions to participating broker dealers	(51,681)
Reallowance to participating broker dealers	(8,039)
Net to affiliated Dealer Manager (1)	$20,071
________________________
(1) The Dealer Manager is responsible for commission payments due to their employees as well as its general overhead and various selling related expenses.

The Advisor elected to cap cumulative offering costs incurred by us, net of unpaid amounts, to 15% of gross common stock proceeds during the offering period. As of June 30, 2012, cumulative offering costs were $112.1 million. As of June 30, 2012, cumulative offering costs, net of unpaid amounts, were less than the 15% threshold. Offering proceeds of $910.6 million exceeded cumulative offering costs by $798.5 million at June 30, 2012.

Cumulative offering costs incurred included $24.6 million from our Advisor and Dealer Manager of other offering costs and reimbursements, excluding commissions and dealer manager fees. The Company is responsible for offering and related costs from the ongoing offering, excluding commissions and dealer manager fees, up to a maximum of 1.5% of gross proceeds received from its ongoing offering of common stock as measured at the end of the offering. Offering costs in excess of the 1.5% cap as of the end of the offering are the Advisor's responsibility.

We expect to use substantially all of the net proceeds from our IPO to primarily acquire a diversified portfolio of commercial properties, comprised primarily of free-standing single-tenant properties that are net leased to investment grade and other creditworthy tenants. We may also originate or acquire first mortgage loans secured by real estate. As of June 30, 2012, we have used the net proceeds from our IPO and secured mortgage financings to purchase 181 properties with an aggregate purchase price of $517.7 million.

During the six months ended, we received four requests to repurchase an aggregate of 21,567 shares of our common stock pursuant to our share repurchase plan. As of June 30, 2012, we funded the repurchase requests of 9,067 shares at an average price per share of $10.00. As of June 30, 2012, we approved the repurchase request of 12,500 shares, at an average price per share of $10.00. We fund share repurchases from proceeds from common our offering. As of the date of this filing, we are not aware of any other repurchase requests.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

None.

Item 6. Exhibits

The exhibits listed on the Exhibit Index (following the signatures section of this report) are included, or incorporated by reference, in this quarterly report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST III, INC.
By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer, Chairman of the Board of Directors (Principal Executive Officer)

By:	/s/ Brian S. Block
Brian S. Block
Executive Vice President, Chief Financial Officer (Principal Financial Officer)

Date: August 10, 2012

EXHIBITS INDEX

The following exhibits are included, or incorporated by reference, in this Quarterly Report on Form 10-Q for the six months ended June 30, 2012 (and are numbered in accordance with Item 601 of Regulation S-K):

Exhibit No.	Description
3.1 (1)	Articles of Amendment and Restatement of the Company.
10.2 *	Amended and Restated Advisory Agreement, by and among American Realty Capital Trust III, Inc., American Realty Capital Operating Partnership III, L.P. and American Realty Capital Advisors III, LLC
10.3 *
Credit Agreement, dated as of July 20, 2012, among American Realty Capital Operating Partnership III, L.P., American Realty Capital Trust III, Inc., RBS Citizens, N.A., the lenders party thereto and Regions Bank.

31.1 *	Certification required by Rule 13a-14(a) or Rule 15d-14(a)
31.2 *	Certification required by Rule 13a-14(a) or Rule 15d-14(a)
32 *	Certification required by Rule 13a-14(b) or Rule 15d-14(b) and section 1350 of Chapter 63 of Title 18 of the U.S. Code (18 U.S.C. 1350)
101 *
XBRL (eXtensible Business Reporting Language). The following materials from American Realty Capital Trust III, Inc.'s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2012, formatted in XBRL: (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations and Comprehensive Loss, (iii) the Consolidated Statement of Changes in Equity, (iv) the Consolidated Statements of Cash Flows and (v) the Notes to Consolidated Financial Statements. As provided in Rule 406T of Regulation S-T, this information is furnished and not filed for purpose of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934.

___________________

*	Filed herewith.

(1)	Filed as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on July 3, 2012.